                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post-Effective Amendment No. 5
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         WORLD HEALTH ALTERNATIVES, INC.

                                     Florida
            (State or jurisdiction of incorporation or organization)

                                      7375
              (Primary Std. Industrial Classification Code Number)

                                   04-3613924
                            (IRS Employer ID Number)

                            300 Penn Center Boulevard
                         Pittsburgh, Pennsylvania 15235
                                 (412) 829-7800
          (Address and telephone number of principal executive offices)

                            300 Penn Center Boulevard
                         Pittsburgh, Pennsylvania 15235
 (Address of principal place of business or intended principal place of business)

                              Brenda Hamilton, Esq.
                           2 E. Camino Real, Suite 202
                            Boca Raton, Florida 33432
                                  (561)416-8956
            (Name, address and telephone number of agent for service)

                             (All communications to)
                              Brenda Hamilton, Esq.
                         Hamilton, Lehrer & Dargan, P.A.
                           2 E. Camino Real, Suite 202
                            Boca Raton, Florida 33432
                             (561)416-8956 Telephone
                             (561)416-2855 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The prospectus forming a part of this registration statement combines common stock offered pursuant to a previously filed and currently effective registration statement on Form SB-2, Registration No.333-84934 pursuant to Rule
429 (a).

                        CALCULATION OF REGISTRATION FEE
Title of                           Proposed        Proposed
Securities         Amount          Maximum         Maximum          Amount
to be              to be           Offering Price  Aggregate        of
Registered         Registered      per Share(3)    Offering Price   Fee(3)
--------------------------------------------------------------------------------
Common Stock,     1,743,700 (1)    $0.075          $130,777.50      $12.03(4)(5)
$0.001 par value:
Common Stock,     1,743,700 (2)    $0.075          $130,777.50      $12.03(4)(5)
$0.001 par value:
--------------------------------------------------------------------------------
TOTAL             3,487,400(3)(5)  $0.075          $261,555.00      $24.06(4)(5)
--------------------------------------------------------------------------------
(1) Consists of the 1,743,700 shares of common stock which were registered on our original Form SB-2 registration statement that was filed on March 26, 2002 and declared effective by the Securities and Exchange Commission on June 28,
2002.
(2) Consists of the 1,743,700 additional shares of common stock issued as a result of our October 7, 2002 two (2) for one (1) share forward stock split.
(3) Estimated solely for the purpose of computing the registration fee required by the Securities Act and computed pursuant to Rule 457.
(4) The Prospectus included in and forming a part of this Registration Statement includes shares of common stock consisting of (a) the original 1,743,700 shares of common stock previously registered on our Form SB-2 Registration Statement filed with the Securities and Exchange Commission on March 26, 2002,
Registration No. 333-84934, declared effective on June 28, 2002; (b) 1,743,700 shares of common stock which we issued as a result of our October 7, 2002 stock split. A filing fee of $24.06 has previously been paid for the registration of the 3,487,400 shares of common stock which was computed pursuant to Rule 457 under the Securities Act of 1933.
(5) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

Selling shareholders hold all of the shares being registered. Our shares are quoted on the Over-the-Counter Bulletin Board under the symbol "WHAI". We will not receive proceeds from the sale of shares from the selling shareholders.

EXPLANATORY NOTE
On March 26, 2002, we filed Registration No. 333-84934 on Form SB-2, which was declared effective on June 28, 2002. In addition, on October 23, 2002, we filed
Post Effective Amendment Number 2 to the Form SB-2, to provide information relating to our two (2) for one (1) share forward stock split.  On January 13,
2003, we filed Post Effective Amendment Number 3 to the Form SB-2 to provide information pertaining to an agreement we entered into to acquire Better
Solutions, Inc., a medical staffing company.

We are filing this Post Effective Amendment Number 5 to the Form SB-2
Registration Statement to provide information pertaining to our acquisition of
Better Solutions, Inc. which was completed on February 20, 2003, including:
o   Better Solutions, Inc. becoming our wholly owned subsidiary;
o   Our previous officers and directors, Edward G. Siceloff and Joseph L. Prugh, resigning all positions they held with us;
o   Richard E. McDonald becoming our President, Principal Financial Officer,
    Principal Accounting Officer, and Chairman of the Board of Directors;
o   Marc D. Roup becoming our Chief Executive Officer and a Director;
o   Issuing 16,500,000 shares of our common stock which represents approximately
    41% of our common stock to Richard E. McDonald;
o   Issuing 16,500,000 shares of our common stock which represents approximately
    41% of our common stock to Marc D. Roup;
o   As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc D. Roup and Richard E. McDonald, a change in the voting control of our common stock occurring;
o   Edward G. Siceloff, our prior president and director, retiring 39,500,000 of the 40,003,000 shares held by him after which he held 503,000 shares of our common stock;
o   Joseph L. Prugh, our prior director, retiring 8,000,000 of the 8,006,000 shares held by him after which he held 6,000 shares of our common stock; and
o   Better Solutions, Inc.'s medical staffing business becoming integrated into our business.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS COVER PAGE

                         WORLD HEALTH ALTERNATIVES, INC.
 3,487,400 SHARES OF OUR COMMON STOCK ARE BEING OFFERED BY SELLING SHAREHOLDERS

Our current shareholders are offering 3,487,400 shares of our common stock. Two of our selling shareholders sold an aggregate of 1,400,000 shares of our common stock, which were originally registered on our SB-2 Registration Statement, in private transactions as follows: On October 29, 2002, Tommi Ferguson sold
500,000 shares of her common stock to David Wood for a price of $12,000 in a private transaction. On November 6, 2002, Tommi Ferguson sold 250,000 shares of her common stock to David Mehalick for a price of $5,000 in a private transaction. On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to David Wood for a price of $10,000 in a private transaction. On November
18, 2002, Barry Gewin sold 150,000 shares of our common stock to David Mehalick for a price of $3,000 in a private transaction. We are unaware of any other
Selling Shareholders who sold shares of our common stock which were previously registered on our Form SB-2 Registration Statement.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol ("WHAI"). There is no trading market for our common stock.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this Post Effective Amendment Number 5 is March 3, 2003.

                             Underwriting       Estimated
                Price to     Discounts and      Offering        Proceeds to
                Public       Commissions        Expenses (1)    Company (2)
-----------------------------------------------------------------------------
Per Share       $0.075        N/A                N/A             N/A
-----------------------------------------------------------------------------
Total           $0.0         $0.0               $0.0            $0.0
-----------------------------------------------------------------------------
(1) Does not include offering costs, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately
$30,524.06. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.
(2) We will not receive proceeds from the sale of shares from the selling shareholders.

The date of this Post Effective Amendment Number 5 is March 3, 2003.

INSIDE FRONT AND OUTSIDE BACK COVER OF PROSPECTUS

Until 90 days after the date of this prospectus, or until _______________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their sold allotments or subscriptions.

                                TABLE OF CONTENTS
                                                                            Page

PART I - INFORMATION REQUIRED IN PROSPECTUS
ITEM 1.  Front of Registration Statement and Outside Front Cover

         If we are unable to obtain funding, we may be unable to implement the plan of operations for our website business and expansion plans for our medical staffing business which may cause you to lose your entire investment; even if we obtain financing, your investment in our common stock will be diluted.....................7
         Because we do not have a recognizable brand name our revenues and potential profitability may be adversely affected..................7
         We face trademark protection risks that may negatively affect our brand name reputation, revenues and financial condition............7
         Because our prior management has no experience in assessing potential business acquisitions, our acquisition of Better
           Solutions, Inc. may not be profitable to our operations............7
         Because our new management has limited experience in the medical staffing business and no experience in our website business, we may not become profitable and you will lose your investment in our common stock................................................8
         Because we have a limited operating history it will be difficult for you to evaluate our business...................................8
         The replacement of our management with the management of Better
           Solutions, Inc. may be detrimental to our operations...............8
         All of our management decisions are made by our President/Principal
           Financial Officer/Principal Accounting Officer/Chairman of
           the Board of Directors, Richard E. McDonald, and our Chief
           Executive Officer/Director, Marc D. Roup; if we lose their services, we will have to cease our operations.....................8
         Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to
           influence our activities...........................................8
         Our operations are subject to possible conflicts of interest;
           there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.................9
         We may be unable to overcome the competitive advantages of our
           Internet competitors with websites similar to ours, which will negatively affect our revenues.....................................9
         Our potential customers can purchase the same nutritional
           products from our wholesale suppliers which may negatively affect our sales. The loss of any of our third party suppliers could lead to increased costs and losses from our website
           operations.........................................................9
         Federal, state and local government regulations pertaining to the sale of our website products may lead to increased costs and decreased revenues, both of which may negatively affect our potential profitability........................................9
         We may be unable to overcome the competitive advantages of our medical staffing competitors, which may negatively affect our revenues..........................................................10
         Expansion of our existing medical staffing business will require substantial costs which may lead to losses........................10
         Fluctuations in patient occupancy at our clients' hospitals and healthcare facilities may adversely affect the demand for our services, reduce our revenues and prevent us from being profitable........................................................10
         If we fail to effectively manage our expanding operations, our financial condition will be adversely affected....................10
         Healthcare reform and other healthcare related measures may negatively impact our business opportunities, revenues and price margins.....................................................10
         We operate in a highly regulated industry; changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability........11
         If we are unable to attract qualified nurses and healthcare professionals for our healthcare staffing business, our brand name reputation, revenues and potential profitability will be negatively impacted...............................................11
         Because our revenues are dependent upon the temporary staffing needs of our clients and we do not have long term or exclusive agreements with them, our business is dependent upon our ability to secure new staffing assignment orders from our clients; if we fail to successfully secure such orders, our revenues will be negatively affected............................................11
         Our medical staffing business may subject us to damages and litigation costs which may negatively affect our potential profitability.....................................................12
         Should the proper functioning of our information systems be adversely affected, our basic business functions and brand name reputation will be negatively affected.......................12
         Our operations may deteriorate if we are unable to continue to attract, develop and retain our sales personnel...................12
         We may not meet the proposed National Association of Security
           Dealer exchange listing requirements, which may lead to
           increased investment risk and inability to sell your shares.......13
         Because our common stock is a penny stock, any investment in our common stock is a high-risk investment and is subject
           to restrictions on marketability; you may be unable to sell

ITEM 23. Changes In and Disagreements With Accountants on
         Accounting and Financial Disclosure.................................52
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS
PROSPECTUS SUMMARY
This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations as a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 4. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the Financial Statements and their explanatory notes, under the
Financial Statements section beginning on page 51, prior to making an investment decision.

HOW WE ARE ORGANIZED
We were incorporated in the State of Florida on February 13, 2002. We were formed to sell vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products through our website located at www.worldhealthalternatives.com. Even though our website has been operational since March 25, 2002, our website has failed to generate revenues.

On February 20, 2003, we completed our acquisition of 100% of the outstanding common stock of Better Solutions, Inc. from its two shareholders, Marc D. Roup and Richard E. McDonald in exchange for newly issued shares of our common stock.
As a result of this transaction:
o   Better Solutions, Inc. became our wholly owned subsidiary;
o   Our previous officers and directors, Edward G. Siceloff and Joseph L. Prugh, resigned all positions they held with us;
o   Richard E. McDonald became our President, Principal Financial Officer,
    Principal Accounting Officer, and Chairman of the Board of Directors;
o   Marc Roup became our Chief Executive Officer and Director;
o   We issued 16,500,000 shares of our common stock which represents approximately 41% of our common stock to Richard E. McDonald;
o   We issued 16,500,000 shares of our common stock which represents approximately 41% of our common stock to Marc D. Roup;
o   As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc D. Roup and Richard E. McDonald, a change in the voting control of our common stock occurred.
o   Edward G.  Siceloff, our prior president and director retired 39,500,000 of the 40,003,000 shares held by him after which he held 503,000 shares of our common stock;
o   Joseph L. Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him after which he held 6,000 shares of our common  stock;
    and
o   Better Solutions, Inc.'s medical staffing business became integrated into our business.

We are authorized to issue 200,000,000 shares of common stock of which
40,595,400 shares are issued and outstanding, taking into account our two (2)
shares for one (1) share forward stock split effective October 7, 2002. We are authorized to issue 100,000,000 shares of preferred stock, $.0001 par value, of which no shares are issued and outstanding.

WHERE YOU CAN FIND US
As of February 20, 2003, our principal executive offices are located at 300 Penn
Center Boulevard, Pittsburgh, Pennsylvania. Our telephone number is
(412)829-7800.

ABOUT OUR BUSINESS
We own and operate a website at www.worldhealthalternatives.com. The website component of our business has had limited operations, no revenues, and sustained losses since our inception. On March 25, 2002, we established our website at
www.worldhealthalternatives.com which consists of a shopping cart and searchable database of the products that we offer. We offer approximately 1,500 products consisting of vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products. We plan to order our products through third party suppliers who fill the orders placed on our website.

Our current business plans over the next twelve (12) months regarding our website sales of minerals, herbs, spices, homeopathic, and aromatherapy products is to update the design, graphics, and functional aspects of our website, increase the quantity of products that we sell by locating additional suppliers, establish an incentive program for our repeat customers, conduct limited advertising, and establish a database of articles about nutritional and homeopathic subjects. Certain aspects of our plan of operations pertaining to our website nutritional sales have been delayed due to our lack of financing.

As a result of our acquisition of Better Solutions, Inc., since February 20,
2003, we also conduct a medical staffing business under the name MedTech which provides staffing services to hospitals and other healthcare related facilities.
These staffing needs include nurses, doctors, pharmacists, and medical technicians. We currently have branch offices in Pittsburgh, Pennsylvania;
Cleveland, Ohio; and Boca Raton, Florida from which we conduct sales of our staffing services. Over the next twelve months, we will attempt to expand our medical staffing business by opening branch offices in Washington, D.C.,
Baltimore, Maryland and Columbus, Ohio and by conducting an advertising, marketing and branding campaign in the sales regions covered by our branch offices.

Both our website product sales business and our medical staffing business may require additional financing. We may experience additional delays in our plan of operations unless we obtain financing. There are no assurances that we will have sufficient funds to accomplish our objectives or otherwise develop our business plans.

THE OFFERING:
This offering is comprised entirely of shares of our common stock held by our selling shareholders. Our selling shareholders are offering 3,487,400 shares of our common stock. Of these shares, 3,487,400 shares were previously registered by us.

Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the shares by the selling shareholders. We anticipate offering expenses of approximately $30,524.06.

Our current shareholders are offering 3,487,400 shares of our common stock. Our common stock is quoted on the Over the Counter Bulletin Board under the symbol
("WHAI"). There is no public market for our common stock.

OUR FINANCIAL SUMMARY:
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the Financial Statements and their explanatory notes before making an investment decision.

World Health Alternative, Inc.
Summary Pro Forma Data
                                              Historical
                                        WHAI       Better Solutions, Inc.
                                   Twelve months       Twelve months
                                       ended               ended
                                 November 30, 2002   December 31, 2002    Pro forma
                                 ----------------- --------------------- ----------
Revenues earned                     $      -           $ 2,796,911       $2,796,911
Cost of revenues earned                    -             1,781,865        1,781,865
                                    ----------         -----------       ----------
Gross profit                               -             1,015,046        1,015,046
Operating expenses:
Selling, general and admn expense      179,690             865,904        1,045,594
                                    ----------         -----------       ----------
     Total operating expenses          179,690             865,904        1,045,594

Loss from operations                  (179,690)            149,142          (30,548)
Other expense
Interest expense, net                      -                71,041           71,041
                                    ----------         -----------       ----------
Net (Loss) Income                   $ (179,690)        $    78,101       $ (101,589)
                                    ==========        ============       ==========

Basic net loss per share            $    (0.00)                          $    (0.00)
                                    ==========        ============       ==========

Weighted average shares
        outstanding                 50,998,127                           37,967,400
                                    ==========        ============       ==========

Fully diluted net loss per share    $    (0.00)                          $    (0.00)
                                    ==========        ============       ==========

Balance sheet data:

Working capital                         (6,599)            117,394          110,795
Total assets                             4,227             266,696          270,923
Total long term debt                       -                  -                 -
Stockholders' equity                    (2,469)            160,754          158,285

RISK FACTORS

RISK FACTORS PERTAINING TO OUR ENTIRE OPERATIONS

If we are unable to obtain funding, we may be unable to implement the plan of operations for our website business and expansion plans for our medical staffing business which may cause you to lose your entire investment; even if we obtain financing, your investment in our common stock will be diluted.
Our plans pertaining to our medical staffing business and website product sales are dependent upon us receiving financing that we may never obtain. If we are unable to obtain financing, we will have to curtail or cease our operations. We may have to seek financing through traditional bank financing or a debt or equity offering. However, financial institutions may not provide us with financing or we may be unable to conduct a debt or equity offering, in which case you may lose your entire investment. In addition, even if we obtain financing through a debt or equity offering, as a result of additional issuances of our common stock, our shareholders will experience dilution of their ownership interest.

Because we do not have a recognizable brand name our revenues and potential profitability may be adversely affected.
Because our website at www.worldhealthalternatives.com was recently developed, has only limited operations and has not conducted any advertising, it has no name recognition. Our MedTech name, through which we operate our medical staffing business, has limited name recognition. In addition, future recognition of our Medtech name is dependent upon our ability to succeed in our marketing efforts, provide high quality healthcare professionals to our clients, and increase our client base. We face significant risks pertaining to establishing a positive reputation for our brand names, including competing with the established recognizable trade names of our competitors and having only limited financial resources to develop recognition of our brand name. Accordingly, we may be unable to develop our brand name to generate sufficient revenues to make us profitable.

We face trademark protection risks that may negatively affect our brand name reputation, revenues and financial condition.
Even though we have applied for protection of our MedTech name, our "$2.00
Employee" and our "HR MedTech" names that we use in our medical staffing business, the United States Patent and Trademark Office may never approve these
trademarks.We have not applied for protection of the World Health Alternatives name nor do we intend to do so. Development of our brand name reputation depends on our ability to develop and protect our name, World Health Alternatives,
MedTech, "$2.00 Employee" and HR MedTech. Our use of these names may violate the proprietary rights of others which may subject us to damage awards or judgments prohibiting the use of our names. In addition, our failure to apply for trademark protection of World Health Alternatives may cause our competitors to adopt company names, products, or service names similar to ours. If we fail to provide adequate proprietary protection the trade names we use in our business, our brand name reputation, revenues and financial condition may be negatively affected.

Because our prior management has no experience in assessing potential business acquisitions, our acquisition of Better Solutions, Inc. may not be profitable to our operations.
We relied exclusively upon the judgment of our former Chief Executive Officer,
Edward G. Siceloff, to locate and select possible acquisition candidates for our business. However, Edward G. Siceloff has no experience in evaluating the financial, operational and management components of potential business acquisitions. Accordingly, if our former Chief Executive Officer failed to conduct adequate due diligence into Better Solutions, Inc., our February 20,
2003 acquisition of Better Solutions, Inc. may be subject to the following risks:
o  Better Solutions, Inc.'s business being uncomplimentary to our current business;
o  Diversion of our new management's attention from our current nutritional product business as a result of new management focusing on the medical staffing aspect of our business;
o  Assumption of any unforeseen legal claims against Better Solutions, Inc.; and
o  Our management's failing to operate our business profitably.
The occurrence of any of these risks will negatively affect our operations and potential revenues and increase our losses.

Because our new management has limited experience in the medical staffing business and no experience in our website business, we may not become profitable and you will lose your investment in our common stock.
Apart from operating its current medical staffing business for the past three years, our management has no other experience in the medical staffing business.
In addition, our current management has no experience in selling vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products. Accordingly, we may be unsuccessful in marketing and distributing our medical staffing services or in selling the nutritional products that we offer on our website, which will negatively affect our ability to become profitable.

Because we have a limited operating history it will be difficult for you to evaluate our business.
Our website has only been operational since March 2002 and has generated no revenues. Although Better Solutions, Inc. has conducted business since December
1999, their medical staffing business did not become part of our business until
February 2003. Accordingly, because we have only a limited operating history, you will have difficulty evaluating our business and future prospects.

The replacement of our management with the management of Better Solutions, Inc.
may be detrimental to our operations.
The acquisition of Better Solutions, Inc. has resulted in Better Solutions,
Inc.'s management/shareholders, Messrs. Roup and McDonald, obtaining approximately 78 percent of our common stock and our prior management's has been replaced with Better Solutions, Inc.'s management. No assurance can be given as to the experience or qualifications of our new management in our future operations and whether they will benefit our future financial performance.

All of our management decisions are made by our President/Principal Financial
Officer/Principal Accounting Officer/Chairman of the Board of Directors, Richard
E. McDonald, and our Chief Executive Officer/Director, Marc D. Roup; if we lose their services, we will have to cease our operations.
The success of our business is dependent upon our President/Principal Financial
Officer/Principal Accounting Officer/Chairman of the Board of Directors, Richard
E. McDonald, and our Chief Executive Officer/Director, Marc D. Roup. Because
Messrs. McDonald and Roup are essential to our operations, you must rely solely on their management decisions. Although we have "key man" life insurance with
Messrs. McDonald and Roup, we have no agreement with them that would prevent them from leaving us. There is no assurance that we would be able to hire and retain another President/Chairman of the Board of Directors/Principal Financial
Officer/Principal Accounting Officer and Chief Executive Officer/Director to
replace Messrs. McDonald and Roup. As a result, the loss of either Mr. McDonald or Mr. Roup would have a materially adverse affect upon our business.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.
Our Chief Executive Officer, Marc D. Roup, owns approximately 40 percent of our outstanding common stock. Our President/Principal Financial Officer/Principal
Accounting Officer/Chairman of the Board of Directors, Richard E. McDonald, owns approximately 38 percent of our outstanding common stock. As such, Messrs. Roup and McDonald collectively own 78 percent of our common stock and control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally,
Messrs Roup and McDonald could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

Our operations are subject to possible conflicts of interest; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.
Although our Chief Executive Officer, Marc D. Roup, is not currently involved in other business activities, he may become involved in other business activities in the future. Our President/Principal Financial Officer/Principal Accounting
Officer/Chairman of the Board of Directors, Richard E. McDonald, is currently involved in other business activities, including his position as the Chief
Financial Officer of Dr. Ice, Inc., a sports and recreation complex under construction in Pittsburgh, Pennsylvania. Mr. McDonald may be involved in future business activities. If other business opportunities become available, our officers/directors may face a conflict in selecting between our business objectives and their own. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse affect on the rights of minority shareholders, our operations and our financial condition.

RISK FACTORS PERTAINNG TO OUR WEBSITE SALES OF VITAMINS, MINERALS, HERBS,
SPICES, HOMEOPATHIC AND AROMATHERAPY PRODUCTS

We may be unable to overcome the competitive advantages of our Internet competitors with websites similar to ours, which will negatively affect our revenues.
Because many of our Internet website competitors have greater financial and technical resources and larger customer bases than us, we will have difficulties competing in the sale of nutritional products. We will compete against thousands of competitors in a highly fragmented market in which cost barriers to entry are low. If we are unable to overcome these competitive disadvantages, our potential revenues will be negatively affected.

Our potential customers can purchase the same nutritional products from our wholesale suppliers, which may negatively affect our sales.
Our potential customers can purchase the same nutritional products that we offer from our wholesale suppliers. If a substantial percentage of our prospective clientele make arrangements with our suppliers, our product sales will be negatively affected.

The loss of any of our third party suppliers could lead to increased costs and losses from our website operations.
We have three (3) suppliers which provide us with our nutritional products. If we lose any of our suppliers, we will be forced to seek other suppliers with different product lines and possibly at greater cost to us. In addition, we will have additional costs from having to reconfigure the shopping cart describing the products on our website. Additionally, we could incur increased advertising costs from introducing new product lines. Should these suppliers cease to provide us with products, our operations and financial condition will be negatively affected.

Federal, state and local government regulations pertaining to the sale of our website products may lead to increased costs and decreased revenues, both of which may negatively affect our potential profitability.
The Federal Drug Administration and state or local licensing authorities may impose new government regulations that may impede the sale of vitamins, minerals, herbs, and homeopathic products. These regulations may increase our costs or expose us to possible regulatory actions which may negatively affect our potential profitability.

RISK FACTORS PERTAINING TO OUR MEDICAL STAFFING BUSINESS

We may be unable to overcome the competitive advantages of our medical staffing competitors, which may negatively affect our revenues.
The medical staffing business is highly competitive and includes thousands of companies located nationally, regionally and locally. Because many of these competitors have greater financial, marketing, and technical resources and larger customer bases than us, we will have difficulties competing against these competitors that are located in such fragmented markets. If we are unable to overcome these competitive disadvantages, our potential revenues will be negatively affected.

Expansion of our existing medical staffing business will require substantial costs which may lead to losses.
We plan to expand our medical staffing business by opening new sales branch locations. Our ability to open new branches depends on a number of factors, including identifying, attracting and retaining local management and securing favorable locations on acceptable terms. If our ability to open new branches is impaired, our revenues may be adversely affected. In addition, if our existing locations do not develop as quickly as we anticipate, or if we fail to integrate our new branches effectively into our business, our results of operations may be adversely affected. We may not have sufficient funds to implement our expansion plans and our increased costs may affect our ability to become profitable and increase our losses.

Fluctuations in patient occupancy at our clients' hospitals and healthcare facilities may adversely affect the demand for our services, reduce our revenues and prevent us from being profitable.
The demand for our healthcare staffing services is affected by the general level of patient occupancy at our clients' hospital and healthcare facilities. As patient occupancy increases, hospitals and other healthcare facilities often add temporary employees before full-time employees are hired. In contrast, as patient occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees. Accordingly, any such patient occupancy decreases will negatively affect our revenues and potential profitability.

If we fail to effectively manage our expanding operations, our financial condition will be adversely affected.
Since incorporating the medical staffing business into our operations, we have increased the number of our employees from 1 to 133. Over the next year, we plan to grow our medical staffing business by opening up 3 additional branch offices and adding 230 additional staffing placement personnel. Our growth will place significant demands on our managerial, financial, operational and information systems. If our management fails to manage our growth efficiently, our financial condition will be adversely affected.

Healthcare reform and other healthcare related measures may negatively impact our business opportunities, revenues and price margins.
The United States Congress has considered several comprehensive healthcare reform proposals to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. These proposals were generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures. While the proposals were not adopted, similar proposals may be approved in the future which may lead to hospitals and other healthcare facilities reducing their costs and spending less on healthcare staffing. If this were to occur, we will have fewer business opportunities and our revenues will be adversely affected. State governments have attempted to control increasing healthcare costs by proposing legislation that would limit the amounts that temporary staffing companies may charge. In addition, several state governments are discussing the implementation of a sales tax to be imposed upon staffing services such as ours. These laws would adversely affect our business opportunities, revenues and margins.

                                       10

We operate in a highly regulated industry; changes in regulations or violations of regulations may result in increased costs or sanctions against us that could reduce our revenues and prevent us from being profitable.
The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders. The extensive and complex laws that apply to our hospital and healthcare facility clients could indirectly affect the demand or the prices paid for our services. For example, our hospital and healthcare facility clients could suffer civil and/or criminal penalties and/or be excluded from participating in certain programs if they fail to comply with the laws and regulations applicable to their businesses. In addition, our hospital and healthcare facility clients could receive reduced reimbursements, or be excluded from coverage, because of a change in the rates or conditions set by federal or state governments. In turn, violations of or changes to these laws and regulations that adversely affect our hospital and healthcare facility clients could also adversely affect the prices that these clients are willing or able to pay for our services.

If we are unable to attract qualified nurses and other healthcare professionals for our healthcare staffing business, our brand name reputation, revenues and potential profitability will be negatively impacted.
We rely significantly on our ability to attract and retain nurses and other healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our clients. We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities. We must continually evaluate and expand our temporary healthcare professional network to keep pace with our hospital and healthcare facility clients' needs. Currently, there is a shortage of qualified nurses in most areas of the United States, competition for nursing personnel is increasing, and salaries and benefits have risen. Our ability to attract and retain temporary healthcare professionals depends on several factors, including our ability to provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages.
The cost of attracting temporary healthcare professionals and providing them with attractive benefit packages may be higher than we anticipate and, as a result, if we are unable to pass these costs on to our clients, our profitability could decline. Moreover, if we are unable to attract and retain temporary healthcare professionals, the quality of our services to our hospital and healthcare facility clients may decline and, as a result, we could lose clients. Accordingly, if we are unsuccessful in any of these areas of our business, our brand name reputation, revenues and potential profitability will be negatively affected.

Because our revenues are dependent upon the temporary staffing needs of our clients and we do not have long term or exclusive agreements with them, our business is dependent upon our ability to secure new staffing assignment orders from our clients; if we fail to successfully secure such orders, our revenues will be negatively affected.
We have no long term or exclusive agreements with our clients. The nature of our medical staffing business is such that we respond to the temporary needs of our prospective clients and current clients. Accordingly, our ability to generate revenues is dependent upon our ability to successfully compete against our competitors, maintain positive relationships with our clients, promote our brand name, and provide quality healthcare professionals to our clients. If we fail to successfully address these factors, our revenues will be negatively affected.

                                       11

Our medical staffing business may subject us to damages and litigation costs which may negatively affect our potential profitability.
Our placement of healthcare professionals in healthcare facilities may subject us to possible healthcare related and other litigation claims alleging the following involving our temporary healthcare professionals:
o   Malpractice;
o   Negligence;
o   Torts or crimes committed by our temporary healthcare professionals; and
o   Discrimination and sexual harassment claims by our healthcare professionals made against us and our clients.

Recently, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories.
Many of these actions involve large claims and significant defense costs. We may be subject to claims related to torts or crimes committed by our employees or temporary healthcare professionals. A failure of any of our employees or healthcare professionals to observe our and our clients' policies and guidelines intended to reduce these risks, as well as applicable federal, state or local laws, rules and regulations, could result in negative publicity, payment of fines or other damages. Our professional malpractice liability insurance and general liability insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage or if our insurers deny coverage we may be exposed to substantial liabilities. In addition, because we are in the business of placing our healthcare professionals in the workplaces of other companies, we are subject to possible claims by our healthcare professionals alleging discrimination, sexual harassment, negligence and other similar activities by our hospital and healthcare facility clients. The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future. Should we be subject to damage awards, our potential profitability will be negatively affected. Judgments that may be rendered against us and litigation related costs regarding any such claims, will negatively affect our potential profitability and may lead to increased losses.

Should the proper functioning of our information systems be adversely affected, our basic business functions and brand name reputation will be negatively affected.
We are dependent on the proper functioning of our information systems in the operation of our medical staffing business. Our information systems are used in our daily operations to identify and match staffing resources and client assignments and regulatory credential scheduling and to perform billing and accounts receivable functions. Our information systems are vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. If our information systems fail or are otherwise unavailable, these functions would have to be accomplished manually, which could impact our ability to identify business opportunities quickly, to maintain billing and clinical records reliably, to pay our staff in a timely fashion and to bill for services efficiently. Any such occurances will negatively affect our brand name reputation.

Our operations may deteriorate if we are unable to continue to attract, develop and retain our sales personnel.
Our success depends upon the performance of our sales personnel, especially regional directors, branch managers and staffing coordinators. The number of individuals who meet our qualifications for these positions is limited and we may experience difficulty in attracting qualified candidates. In addition, we commit substantial resources to the training, development and support of these individuals. Competition for qualified healthcare staffing sales personnel is intense; accordingly, we may be unable to retain our sales personnel after we have expended the time and expense to recruit and train them.

                                       12

RISKS RELATING TO OUR COMMON STOCK

We may not meet the proposed National Association of Security Dealer exchange listing requirements, which may lead to increased investment risk and inability to sell your shares.
Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WHAI". The National Association of Security Dealers has proposed to the
Securities and Exchange Commission that the Over-the-Counter Bulletin Board be phased out and eliminated, to be replaced with the Bulletin Board Exchange. If this occurs, we may not meet the new exchange listing requirements, including the requirement to have one hundred (100) round lot shareholders and a float of
200,000 shares. Should we fail to meet the new exchange requirements, you will lose your entire investment.

Because our common stock is a penny stock, any investment in our common stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock and as a result you may be subject to the risk of being unable to sell your shares. In addition, our shareholders will, in all likelihood, find it difficult to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, please see our Penny Stock Considerations Section at page 49.

ITEM 4. USE OF PROCEEDS
Not Applicable. We will not receive any proceeds from the sale of the securities by the selling shareholders.

ITEM 5. DETERMINATION OF OFFERING PRICE
Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our common shares.

ITEM 6. DILUTION
Not Applicable. We are not offering any shares in this Registration Statement.
All shares are being registered on behalf of our selling shareholders.

ITEM 7. SELLING SHAREHOLDERS
The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. All amounts listed below include shares which were issued pursuant to our two (2) share for one (1) share forward stock split effective
October 7, 2002.

                                       13

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers. All amounts listed below include shares to be issued pursuant to our two (2) share for one (1) share forward stock split effective October 7,
2002.

                        Beneficial       Amount        Amount   Percentage Owned
                        Relationship   Owned Prior      to be     Before/After
Name                    with Issuer    to Offering    Offered       Offering
--------------------------------------------------------------------------------
Asare, Beadros          Edgar Filer          2,000      2,000         <1%/0%
Baker, Jason M.         None                 4,000      4,000         <1%/0%
Brown, Don              None                 4,000      4,000         <1%/0%
Clayton, Richard        None                 4,000      4,000         <1%/0%
Davidson, Juanita G.    None                 4,000      4,000         <1%/0%
Dell, Sandy L.          None                 4,000      4,000         <1%/0%
Dell, Christopher R.    None                40,000     40,000         <1%/0%
Divich, Kurt            None                10,000     10,000         <1%/0%
Ferguson, Dell          None                 2,400      2,400         <1%/0%
Ferguson, Rosemary      None                 8,000      8,000         <1%/0%
Ferguson, Tommi         Consultant         750,000    750,000         1.8%/0%
Frye, Linc              None                 6,000      6,000         <1%/0%
Gabri, Hassan El        None                 2,000      2,000         <1%/0%
Gewin, Brian M.         None                 2,000      2,000         <1%/0%
Gewin, William E.       None                 4,000      4,000         <1%/0%
Gewin, Barry            Consultant         850,000    850,000         2.1%/0%
Hagen, Cathy            Edgar Filer          2,000      2,000         <1%/0%
Hall, Raymond           None                 4,000      4,000         <1%/0%
Law, Gary C.            None                20,000     20,000         <1%/0%
Hamilton, Lehrer &
  Dargan, P.A.          Attorney           700,000    200,000         1.7%/1.2%
Johnson, Jay F.         None                 2,000      2,000         <1%/0%
Jones, Alice            None                 2,000      2,000         <1%/0%
Kinnison, Clark B.      None                 2,000      2,000         <1%/0%
Lincoln, David          None                 6,000      6,000         <1%/0%
Malinowski, Cara Jo     None                 2,000      2,000         <1%/0%
Malits, Vivian L.       None                 1,000      1,000         <1%/0%
Martincic, Sharon J.    None                10,000     10,000         <1%/0%
Martincic, Thomas       None                40,000     40,000         <1%/0%
Mehalick, David         None               900,000    400,000         2.2%/1.2%
Miller, Geoffrey M.     None                 2,000      2,000         <1%/0%
One Stop Financial
Group, Inc.(5)          None                 2,000      2,000         <1%/0%
Price, Rita S.          None                20,000     20,000         <1%/0%
Prugh, Joseph L.        Director             6,000      6,000         <1%/0%
Siceloff, Edward  G.    President          503,000      3,000         1.2%/1.2%
Siceloff, Hubert P.(1)  Relative to
                        our former
                        President            1,000      1,000         <1%/0%
Siceloff, Hubert        Relative to
P. Jr.(2)               our former
                        President            1,000      1,000         <1%/0%
Squyres, Shannon        None                10,000     10,000         <1%/0%
Steele, Jan R.          None                 2,000      2,000         <1%/0%
Steil, Kevin            Website
                        Designer             2,000      2,000         <1%/0%
Walker, Clinton F.      None                 4,000      4,000         <1%/0%
Walston, Norma Jean     None                 4,000      4,000         <1%/0%
White, Debra M.         None                 8,000      8,000         <1%/0%
Wood, David A.          None             1,866,000  1,008,000         4.6%/2.1%
Xilas, James G.         None                 5,000      5,000         <1%/0%
Zaffaroni, Phyllis      None                 2,000      2,000         <1%/0%
Zafran, Nathan          None                20,000     20,000         <1%/0%

TOTAL                                    5,845,400  3,487,400          100%
--------------------------------------------------------------------------------

                                       14

(1)Hubert P. Siceloff is our former President's father who does not live in the same household as our former President.
(2)Hubert P. Siceloff Jr. is our former President's brother who does not live in the same household as our former President.
(3)On October 29, 2002, Tommi Ferguson sold 500,000 shares of our common stock to David Wood for a price of $12,000 in a private transaction. On November 6,
2002, Tommi Ferguson sold 250,000 shares of our common stock to David Mehalick for a price of $5,000 in a private transaction.
(4)On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to
David Wood for a price of $10,000 in a private transaction. On November 18,
2002, Barry Gewin sold 150,000 shares of our common stock to David Mehalick for a price of $3,000 in a private transaction.
(5) Kenneth Easton is the sole officer, director and shareholder of One Stop
Financial Group, Inc.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

ITEM 8. PLAN OF DISTRIBUTION
Our selling shareholders are offering 3,487,400 shares of our common stock. We will not receive proceeds from the sale of shares by the selling shareholders.
Two of our selling shareholders sold an aggregate of 1,400,000 shares of our common stock, which were originally registered on our SB-2 Registration
Statement, in private transactions as follows: On October 29, 2002, Tommi
Ferguson sold 500,000 shares of her common stock to David Wood for a price of
$12,000 in a private transaction. On November 6, 2002, Tommi Ferguson sold
250,000 shares of her common stock to David Mehalick for a price of $5,000 in a private transaction. On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to David Wood for a price of $10,000 in a private transaction. On
November 18,2002, Barry Gewin sold 150,000 shares of our common stock to David
Mehalick for a price of $3,000 in a private transaction. We are unaware of any other selling shareholders who sold shares of our common stock registered on our
SB-2 Registration Statement. We have updated our Selling Shareholder list to reflect the purchasers of these shares.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We will file post-effective amendments to this Registration Statement to identify transferees to whom the selling shareholders transfer their securities. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

                                       15

The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. Our Common Shares are quoted on the Over-the-Counter Bulletin Board under the symbol ("WHAI"). Selling shareholders may use any one or more of the following methods to sell their shares:
o   Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o   Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction;
o   Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o   An exchange distribution in accordance with the rules of the applicable exchange;
o   Privately negotiated transactions;
o   A combination of any such methods of sale; and
o   Any other method permitted pursuant to applicable law.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

The selling shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions.
Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

                                       16

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

ITEM 9. LEGAL PROCEEDINGS
We are not aware of any pending or threatened legal proceedings in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors. A majority vote of the directors who are in office is required to fill vacancies on the Board. Each director shall be elected for the term of one (1) year or until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers. Our directors named below will serve until the next annual meeting of our shareholders which is held within sixty (60) days of our fiscal year end, or until a successor is elected and has accepted the position. Our directors and executive officers are as follows:

Name                  Age    Position                               Term
Marc D. Roup           29    Chief Executive Officer/Director      1 year*
Richard E. McDonald    29    President/Principal Financial         1 year*
                             Officer/Principal Accounting
                             Officer/Chairman of the Board
                             of Directors
*Term expires in February 2004.

Marc D. Roup has been our Chief Executive Officer and a Director since February
20, 2003. From December 1999 to present, Mr. Roup has been the Chief Executive
Officer and Director of our wholly owned subsidiary, Better Solutions, Inc., a medical staffing firm with its headquarters located in Pittsburgh, Pennsylvania.
From January 1999 to December 1999, Mr. Roup was an account executive with
Robert Half International, Inc., a business consulting firm located in Menlo
Park, California. From January 1995 to January 1999, Mr. Roup was a branch manager with The Consulting Group of North America, a general staffing business located in Alexandria, Virginia. In April 1997, Mr. Roup received a Bachelor of
Arts Degree in Human Resources from Robert Morris University located in
Pittsburgh, Pennsylvania.

                                       17

Richard E. McDonald has been our President, Principal Financial Officer,
Principal Accounting Officer and Chairman of the Board of Directors since
February 20, 2003. From November 1999 to present, Mr. McDonald has been the
Chief Financial Officer, Secretary, and Treasurer of our wholly owned subsidiary, Better Solutions, Inc., a medical staffing firm whose headquarters is located in Pittsburg, Pennsylvania. From November 1998 to November 1999, Mr.
McDonald was an Account Executive with Robert Half International, Inc., a business consulting firm located in Menlo Park, California. From January 1996 to
November 1998, Mr. McDonald was the Business Manager for the Day Group, a
Division of General Motors, located in Pittsburgh, Pennsylvania. Mr. McDonald received the following degrees in Business Administration: (a) in April 1996, a
Bachelor of Science Degree from the University of Pittsburgh located in
Pittsburgh, Pennsylvania; (b) in May 2000, a Masters Degree from Bridgewater
University located in London, England; (c) in May 2001, a Doctoral Degree from
Bridgewater University.

SIGNIFICANT EMPLOYEES
We have the following significant employees:

Sylvia Macerelli has been our Vice President of Sales since February 20, 2003.
From February 2000 to February 2003, Ms. Macerelli served in the same capacity with Better Solutions, Inc., our wholly owned subsidiary, in Pittsburgh,
Pennsylvania. From December 1998 to February 2000, Ms. Macerelli was a sales manager for The Mortgage Network, Inc., a mortgage Brokerage firm located in
Pittsburgh, Pennsylvania. Ms. Macerelli attended Duquesne University located in
Pittsburgh, Pennsylvania from September 1994 to December 1999, where she majored in pharmacology.

Todd B. Fortier has been our Financial Officer since February 20, 2003. As
Financial Officer, he is responsible for overseeing our general day to day accounting and back office operations. From 1991 to present, Mr. Fortier has been the part time Chief Financial Officer of PDG Environmental, a publicly traded environmental firm. From 1991 to present, Mr. Fortier has been the Chief
Financial Officer of Demegen, Inc., a publicly traded bio-tech firm.

Anthony Morocco has been the branch manager of Better Solutions, Inc.'s
Pittsburgh, Pennsylvania office since February 20, 2003. From February 2000 to
February 2003, Mr. Morocco served in the same capacity with Better Solutions,
Inc., a medical staffing firm located in Pittsburgh, Pennsylvania. From February
1998 until February 2000, Mr. Morocco was a staffing coordinator with Robert
Half International, a business consulting firm located in Menlo Park,
California. From April 1997 to February 1998, Mr. Morocco was a Customer Service
Representative with Mellon Bank located in Pittsburgh, Pennsylvania. In April
1997, Mr. Morocco received a Bachelor of Arts Degree in Accounting from Saint
Vincent College located in Latrobe, Pennsylvania.

Deanna Seruga has been our Vice President of Finance since February 20, 2003.
From April 2001 until February 2003, Ms. Seruga served in the same capacity with
Better Solutions, Inc., a medical staffing firm located in Pittsburgh,
Pennsylvania. From May 1998 to May 2001, Ms. Seruga was an Internal Auditor with
Federated Investors, an investment firm located in Pittsburgh, Pennsylvania.
From May 1997 until May 1998, Ms. Seruga was an Auditor with Snodgrass Public
Accounting, a Certified Public Accounting firm located in Pittsburgh,
Pennsylvania. In May 1997, Ms. Seruga received a Bachelor of Arts Degree in
Accounting from Westminster College located in New Wilmington, Pennsylvania.

Other than the aforementioned, we have no other significant employees.

FAMILY RELATIONSHIPS
There are no family relationships among our officers, directors, or persons nominated for such positions.

                                       18

LEGAL PROCEEDINGS
None of our officers, directors, or persons nominated for such position, significant employees, or promoters, including Barry Gewin and Tommi Ferguson, have been involved in legal proceedings that would be material to an evaluation of their ability or integrity, including:
o   involvement in any bankruptcy;
o   involvement in any conviction in a criminal proceeding;
o   being subject to a pending criminal proceeding;
o   being subject to any order or judgment, decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; and being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth the ownership, as of the date of this
Registration Statement, of our common stock (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. Our officers and directors are the only beneficial owners of more than five percent (5%) of our outstanding common stock.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Management:
------------------------------------------------------------------------------
Title
of Class   Name & Address                      Amount     Nature    Percent
------------------------------------------------------------------------------
Common     Richard E. McDonald               15,319,000   Direct     37.5%
           3007 Wedgewood Court
           Murrysville, Pennsylvania 15668

Common     Marc D. Roup                      16,500,000   Direct     40.4%
           1040 Hunt Club Court
           Export, Pennsylvania 15632

TOTAL                                        31,819,000              77.9%
------------------------------------------------------------------------------

Security Ownership of Beneficial Owners:
------------------------------------------------------------------------------
Title
of Class   Name & Address                    Amount       Nature    Percent
------------------------------------------------------------------------------
Common     Richard E. McDonald               15,319,000   Direct     37.5%
           3007 Wedgewood Court
           Murrysville, Pennsylvania 15668

Common     Marc D. Roup                      16,500,000   Direct     40.4%
           1040 Hunt Club Court
           Export, Pennsylvania 15632
TOTAL                                        31,819,000              77.9%
------------------------------------------------------------------------------

                                       19

ITEM 12. DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety.
The Articles of Incorporation and Bylaws have been filed as exhibits to the
Registration Statement of which this prospectus is a part.

COMMON STOCK
GENERAL:
We are authorized to issue 200,000,000 shares of common stock with a par value of $.0001 per share. Effective October 7, 2002, we enacted a two (2) share for one (1) share forward stock split of our common stock, so that each holder of our common stock on October 7, 2002 received one additional share of our common stock for each share of common stock held. As of February 26, 2003, taking into effect the two for one forward stock split effective October 7, 2002, there were
40,595,400 shares of our common stock issued and outstanding held by 67 shareholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable. We are authorized to issue 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this Registration Statement, there were no preferred shares issued and/or outstanding.

VOTING RIGHTS:
Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

DIVIDEND POLICY:
Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

MISCELLANEOUS RIGHTS AND PROVISIONS:
Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable. There are not any provisions in our Articles of Incorporation or Bylaws that would prevent or delay change in our control.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL
Our Financial Statements have been included in this prospectus in reliance upon
Stark Winter Schenkein & Co., LLP, Certified Public Accountants, as experts in accounting and auditing. Better Solution, Inc.'s financial statements have been included in this prospectus in reliance upon Daszkal Bolton, LLP., Certified
Public Accountants, as experts in accounting and auditing.

Hamilton, Lehrer & Dargan, P.A. has rendered legal services and assisted in the preparation of this Form SB-2 Registration Statement. Members of the firm own
700,000 shares of our common stock.

                                       20

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES
Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS
All share amounts listed below include shares of our common stock issued pursuant to the Company's two (2) share for one (1) share forward stock split effective October 7, 2002.

On February 1, 2002, our former President, Edward G. Siceloff, paid $16,200 for legal services rendered to us and $3,800 for our website development. These funds were donated by our former President. We have no obligation to repay these funds and our former President, Edward G. Siceloff, does not intend to seek repayment of these funds. On March 21, 2002, our former President, Edward G.
Siceloff, paid $14,000 for legal services rendered to us. These funds were donated by Mr. Siceloff. We have no obligation to repay these funds and our former President, Edward G. Siceloff, does not intend to seek repayment of these funds. Our former President, Edward G. Siceloff, received no consideration in exchange for the funds he donated to us.

On February 14, 2002, we issued 40,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to our former
President, Edward G. Siceloff, for services rendered in our corporate formation.

On February 14, 2002, we issued 8,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to one of our former directors, Joseph L. Prugh, for services rendered in our corporate formation.

On March 11, 2002, we sold 6000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to our former director,
Joseph L. Prugh at a price of $.05 per share or $300.

On March 24, 2002, we sold 3000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Edward G. Siceloff, our former President, at a price of $.05 per share or $150.

In connection with our acquisition of Better Solutions, Inc. on February 24,
2003, the following occurred:
o    Edward G. Siceloff, our prior president and director resigned the positions he held with us and retired 39,500,000 of the 40,003,000 shares of our common stock held by him. After retiring these shares he owned 503,000 shares of our common stock;
o    Joseph L. Prugh, our prior director, resigned his positions with us and retired 8,000,000 of the 8,006,000 shares held by him. After retiring these shares, he owned 6,000 shares of our common  stock;
o    Of the shares cancelled, 16,500,000 shares were issued to Richard E.
     McDonald and 16,500,000 shares were issued to Marc Roup.
o    As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc Roup and Richard McDonald, a change in the voting control of our common stock occurred.

Other than the above transactions, we have not entered into any material transactions with an aggregate value in excess of $60,000 with any director, executive officer, and nominee for director, beneficial owner of five percent
(5%) or more of our common stock, or family members of such persons. We are not a subsidiary of any company.

                                       21

Transactions with Promotors
On March 5, 2002, we entered into an agreement with Barry Gewin, our promoter, to provide us with the following consulting services:
o   Assistance with suppliers;
o   Marketing of our products;
o   Preparation of information regarding our business;
o   Assistance in locating and hiring management and sales personnel; and
o   General assistance in the development of our website content.

Our agreement with Barry Gewin is for a term of one year and terminates on March
5, 2003. In exchange for the services rendered to us by Barry Gewin, we issued
Barry Gewin 1,500,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock which we valued at $75,000.

On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to David
Wood for a price of $10,000 in a private transaction. On November 18, 2002,
Barry Gewin sold 150,000 shares of our common stock to David Mehalick for a price of $3,000 in a private transaction. Barry Gewin had a preexisting personal relationship with David Mehalick and David Wood. David Wood and David Mehalick
each represented that they were accredited and purchasing the shares for investment.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Barry Gewin, the holder of 850,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Barry Gewin agreed to subject his shares of our common stock to a lock up agreement. Barry Gewin agreed to sell the 850,000 shares of our common stock held by him only, as follows: a. For the first full calendar month, after we complete the acquisition of Better
Solutions, Inc., Barry Gewin is allowed to sell 250,000 shares of our common stock at his discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period, Barry Gewin is allowed to sell our common stock held by him at his discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better Solutions, Inc., Barry Gewin can sell the shares of our common stock as he deems fit pursuant to the agreement.

On March 5, 2002, we entered into an agreement with Tommi Ferguson, our promoter, to provide us with the following consulting services:
o    Locating web site development personnel;
o    Development of an incentive program for our customers;
o    Advertising of our products; and
o    Expansion of our product lines.

Our agreement with Tommi Ferguson is for a term of one year and terminates on
March 5, 2003. In exchange for the services rendered to us by Tommi Ferguson, we issued Tommi Ferguson 1,500,000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock which we valued at
$75,000.

On October 29, 2002, Tommi Ferguson sold 500,000 shares of her common stock to
David Wood for a price of $12,000 in a private transaction. On November 6, 2002,
Tommi Ferguson sold 250,000 shares of her common stock to David Mehalick for a price of $5,000 in a private transaction. Tommi Ferguson had a preexisting personal relationship with Barry Gewin and David Wood. David Wood and David
Mehalick each represented that they were accredited and purchasing the shares for investment.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Tommi Ferguson, the holder of 750,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Tommi Ferguson agreed to subject her shares of our common stock to a lock up agreement. Tommi Ferguson agreed to sell the 750,000 shares of our common stock held by her only as follows: a. For the first full calendar month, after we complete the acquisition of Better Solutions, Inc., Tommi Ferguson is allowed to sell 250,000 shares of our common stock at her discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period,
Tommi Ferguson shall be allowed to sell our common stock held by her at her discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better
Solutions, Inc., Tommi Ferguson can sell the shares of our common stock as she deems fit pursuant to the agreement.

ITEM 16. DESCRIPTION OF BUSINESS
BUSINESS DEVELOPMENT
We were incorporated in the State of Florida on February 13, 2002 to sell vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products on the
Internet. Effective October 7, 2002, we enacted a two (2) share for one (1)
share forward stock split of our common stock so that each holder of our common stock on October 7, 2002, received an additional share of our common stock for each share of common stock that they held. We are a development stage company.
Since our formation, we have devoted our efforts to:
o   Formulating our business plan;
o   Designing and creating our website;
o   Enhancing our website;
o   Locating suppliers to furnish us with products; and
o   Establishing agreements with suppliers.

Our website became operational on March 25, 2002. As of February 27, 2003, we had
no sales of the products offered on our website.

                                       22

On February 20, 2003, we completed our acquisition of 100% of the outstanding common stock of Better Solutions, Inc. from its two shareholders, Marc D. Roup and Richard E. McDonald in exchange for newly issued shares of our common stock.
As a result of the transaction:
o   Better Solutions, Inc. became our wholly owned subsidiary;
o   Our previous officers and directors, Edward G. Siceloff and Joseph L. Prugh, resigned all positions they held with us;
o   Richard E. McDonald became our President, Principal Financial Officer,
    Principal Accounting Officer, and Chairman of the Board of Directors;
o   Marc D. Roup became our Chief Executive Officer and a Director;
o   We issued 16,500,000 shares of our common stock, which represents approximately 41% of our common stock, to Richard E. McDonald;
o   We issued 16,500,000 shares of our common stock, which represents approximately 41% of our common stock, to Marc D. Roup;
o   As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc D. Roup and Richard E. McDonald, a change in the voting control of our common stock occurred;
o   Edward G. Siceloff, our prior president and director, retired 39,500,000 of the 40,003,000 shares held by him after which he held 503,000 shares of our common stock;
o   Joseph L. Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him after which he held 6,000 shares of our common stock; and
o   Better Solutions, Inc.'s medical staffing business became integrated into our business.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Barry Gewin, the holder of 850,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Barry Gewin agreed to subject his shares of our common stock to a lock-up agreement. Barry Gewin agreed to sell the 850,000 shares of our common stock held by him only, as follows: a. For the first full calendar month, after we complete the acquisition of Better
Solutions, Inc., Barry Gewin is allowed to sell 250,000 shares of our common stock at his discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period, Barry Gewin is allowed to sell our common stock held by him at his discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better Solutions, Inc., Barry Gewin can sell the shares of our common stock as he deems fit pursuant to the agreement.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Tommi Ferguson, the holder of 750,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Tommi Ferguson agreed to subject her shares of our common stock to a lock-up agreement. Tommi Ferguson agreed to sell the 750,000 shares of our common stock held by her only as follows: a. For the first full calendar month, after we complete the acquisition of Better Solutions, Inc., Tommi Ferguson is allowed to sell 250,000 shares of our common stock at her discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period,
Tommi Ferguson shall be allowed to sell our common stock held by her at her discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better
Solutions, Inc., Tommi Ferguson can sell the shares of our common stock as she deems fit pursuant to the agreement.

Other than our acquisition of Better Solutions Inc., we have not been the subject of any bankruptcy or receivership action and we have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.

                                       23

OUR WEBSITE BUSINESS AT WWW.WORLDHEALTHALTERANTIVES.COM
PRINCIPAL PRODUCTS
Our website is located at www.worldhealthalternatives.com. On our site we offer over 1,500 products. Currently, we offer vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products on the Internet. These products are manufactured, supplied and distributed by third parties. Some of the following products are available on our website.

Vitamins
Vitamin C
Individual B vitamins
B complexes
Folic Acid
Multivitamins
Pantothenic Acid
Vitamin A
Vitamin E
Beta-Carotene
Bioflavanoids
Pynogenols

Minerals
Calcium
Chromium
Copper
Iron
Magnesium
Manganese
Potassium
Selenium
Sulphur
Various trace minerals

Herbs
Alfalfa
Astragalus
Fennel
Feverfew
Garlic
Ginseng
Gingko Biloba
Kava Kava
Nettles
Peppermint
Spearmint
St John's Wort
Tarragon
Tansy

Kitchen Spices
Anise Seed
Black Peppers
Cardomom Seed
Caraway
Fennel Seed
Garlic
Horehound
Mace
Nutmeg
Onion Flakes
Rosemary
Sage
Tarragon

Aromatherapy
Camphor Oil
Cinnamon Oil
Jasmine Oil
Lavender Oil
Peppermint Oil
Rosemary Oil
Spearmint Oil

                                       24

WEBSITE OPERATIONS
We used the services of Kevin Steil doing business as K & L Cyber Solutions to assist us in developing our initial website. We had a verbal agreement with
Kevin Steil to assist us with our website development for a period of thirty days beginning February 14, 2002 and ending March 14, 2002. Our former
President, Edward G. Siceloff paid Kevin Steil $3,800 on our behalf and we issued 1,000 shares of common stock to Mr. Steil for these services. There are no agreements or arrangements obligating us to repay the $3,800 to our former
President, nor does our former President intend to seek repayment or other compensation for donating these funds. Additionally, we paid Kevin Steil $520 in
April 2002 and $630 in May 2002 to provide us with additional website development services. We have no affiliation with Kevin Steil or K & L
Cybersolutions. In addition, we have no other agreement with Kevin Steil or K &
L Cybersolutions to provide any further services.

Our website currently has the following user functions:
Searchable and Browsable Product Catalog - Our product catalog is organized into various product categories. Within each category a user can search for the product that he or she wishes to purchase. Currently we have the following product categories in our catalog:
o   Vitamins
o   Minerals
o   Herbs
o   Kitchen Spices
o   Aromatherapy

Shopping Cart - Purchasers can securely purchase our products by providing the product selections which will be recorded in the shopping cart. The shopping cart will total product purchases and shipping charges. Products may be purchased by Master Card and Visa credit card.

Member Services - Individuals wishing to purchase products on our website must first log on to the website and create a customer account. Once logged in, he or she can save their address, credit card information, and any orders they place.
By saving this information the person does not have to retype their address and credit card information the next time the site is visited and purchases are made. More than one address is capable of being saved per individual, as well as more than one credit card account. Once a person has saved his or her previous order, the next time he or she visits the site he or she has the ability to see what was previously ordered and may reorder some or all of the products previously purchased without going through the shopping cart process.

MATERIAL AGREEMENTS
We plan to purchase products at wholesale prices on an "as needed" basis from
Con Yeager Spice Company and Frontier Herb Co-Op. Con Yeager Spice Company sells the kitchen spices and Frontier Herb Co-Op sells the herbs offered on our site.

We plan to obtain vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products from Global Health Trax, Inc. On October 10, 2001, prior to our incorporation, our president entered into an agreement with Global Health
Trax, Inc. This agreement was transferred to us on April 25, 2002. On April 25,
2002, we became an Authorized Independent Representative for the sale of Global
Health Trax products and have a nonexclusive right to purchase Global Health
Trax products at wholesale prices and resell those products to the public. The term of the agreement is one (1) year.

This agreement further provides that: (a) we must pay for all products when we place an order; (b) we may pay by credit card or automatic bank draft; and (c)
we are required to renew our agreement annually and pay the annual membership fee which may be deducted automatically when due using our payment information on file with Global Health Trax. All Global Health Trax products are warranted to be free from defects in material and workmanship under normal use for a period for twelve (12) months from the date of delivery.

                                       25

Acquisition of Better Solutions, Inc.
On February 20, 2003, we completed our acquisition of 100% of the outstanding common stock of Better Solutions, Inc. from its two shareholders, Marc D. Roup and Richard E. McDonald in exchange for newly issued shares of our common stock.
As a result of the transaction:
o   Better Solutions, Inc. became our wholly owned subsidiary;
o   Our previous officers and directors, Edward G. Siceloff and Joseph L. Prugh, resigned all positions they held with us;
o   Richard E. McDonald became our President, Principal Financial Officer,
    Principal Accounting Officer, and Chairman of the Board of Directors;
o   Marc D. Roup became our Chief Executive Officer and a Director;
o   We issued 16,500,000 shares of our common stock to Richard E. McDonald;
o   We issued 16,500,000 shares of our common stock to Marc D. Roup;
o   As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc D. Roup and Richard E. McDonald, a change in the voting control of our common stock occurred;
o   Edward G. Siceloff, our prior president and director, retired 39,500,000 of the 40,003,000 shares held by him after which he held 503,000 shares of our common stock;
o   Joseph L. Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him after which he held 6,000 shares of our common stock; and
o   Better Solutions, Inc.'s medical staffing business became integrated into our business.

SHIPPING TO OUR CUSTOMERS
All shipping of products to our customers will be done by our suppliers which will use United Parcel Service or Federal Express. Choice of shipment will be chosen by our customer through our website shopping cart. Shipping costs will be assumed by the customer.

INVENTORY
We will not maintain an inventory of products we offer on our website. Products will be ordered as needed from third parties.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET
The vitamins, minerals, herbs, spices, homeopathic, and aromatherapy product markets are increasingly competitive with thousands of competitors on the
Internet alone. In addition, each of these product areas is highly fragmented and the barriers to market entry are low. Because of the low cost of establishing a website and variety of market available software, new competitors can easily establish new websites similar to ours. Accordingly, we expect competition to increase in the future. Our competitors also cover a wide spectrum of retail establishments, including:
o   Catalog/Mail Order;
o   Food Stores and Supermarkets;
o   Drug Stores;
o   Mass merchandisers;
o   Network marketing companies such as Amway and Shaklee;
o   Health and natural specialty stores such as General Nutrition Center and Vitamin World; and
o   Wholesalers that sell their products directly such as Rexall Sundown.

Some of our biggest direct Internet competitors are Mothernature.com,
GreenTree.com, Allhealth.com, Healthscout.com, and Healthandage.com. These
companies have substantially longer operating histories, greater name recognition, larger customer bases and greater financial and technical resources than us. Because we are financially and operationally smaller than our competitors, we will encounter difficulties in capturing market share. These companies are able to conduct extensive marketing campaigns and create more attractive pricing of their target markets than we are able to. In addition, we do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories, and financial and other resources.

                                       26

In addition to our Internet-based retailer competition, we will compete against large retailers which generate hundreds of millions of dollars from the sale of our type products, including General Nutrition, Wal-Mart, Target Stores, and
Walgreens. Our competition also includes membership companies such as Shaklee and Amway that similarly generate revenues of hundreds of millions of dollars.

To meet these competitive conditions, we plan to:
o   Conduct research into our competitors' prices, especially our larger more established retail and Internet competitors;
o   Obtain low cost advertising through local publications and the Internet;
o   Offer discounts to customers if they order our products on a monthly basis for an entire year;
o   Promote certain products by offering a free bottle of vitamin or herbal products with the purchase of each identical product;
o   Conduct reciprocal marketing campaigns in which we advertise another website's products or services in exchange for providing advertising to us on their website; and
o   Seek to obtain favorable supplier arrangements to reduce our cost of sales.

There can be no assurance that we will be able to compete in the sale of products on our website, which could have a negative impact upon our business.

CUSTOMER DEPENDENCY
We currently have no customers. We do not expect our business to be dependent on one or a few customers.

INTELLECTUAL PROPERTY
We have not applied for trademark protection for our name that we use in our business with the United States Patent and Trademark Office including the World
Health Alternatives name. There can be no assurance that our use of the World
Health Alternative name will not violate the proprietary rights of others. If our use of this name is challenged, our use of this name could be prohibited, and we could be forced to pay claims, litigation, settlement expenses and other damages. Our competitors may adopt product or service names similar to ours, which would impede our ability to build brand identity and otherwise negatively affect our brand name reputation. Should we be unable to protect our trade name, our business, results of operations, and financial condition will be negatively affected.

GOVERNMENTAL APPROVAL REQUIREMENTS
Although we are not aware of the need for any government approval of our principal products, we may be subject to such approvals in the future.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS
The product suppliers and manufacturers of our website products, to the extent that they are involved in the manufacturing, processing, formulating, packaging, labeling and advertising of the products, may be subject to regulations by the
Federal Drug Administration, Federal Trade Commission, United States Department
of Agriculture, and Environmental Protection Agency. The Federal Drug
Administration administers the Federal Food, Drug, and Cosmetic Act and may initiate enforcement actions against companies that sell, supply, or manufacture unapproved, adulterated, or misbranded products. The Federal Drug Administration may bring injunctive action to terminate the sale of such products, impose civil penalties, criminal prosecutions, product seizures, and voluntary recalls.
Should we or our suppliers become subject to any such orders or actions, our brand name reputation and that of our website suppliers and products will be adversely affected and our business would be negatively affected.

We are not aware of any governmental regulations that will affect the Internet aspects of our business. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore, the growth and development of Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse affect on our business, results of operations, and financial condition.

                                       27

Moreover, the interpretation of sales tax, libel, and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse affect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT
During the period from our inception to the date of this Registration Statement, we have not spent any funds on research related to our website operations. An aggregate of $4,950 was paid to Kevin Steil, doing business as K & L Cyber
Solutions, to assist us in developing our initial website and for updating our website. Of this amount, $3,800 was donated by our former President to pay Mr.
Steil for his services. There are no agreements or arrangements obligating us to repay $3,800 to our former President, nor does our former President intend to seek repayment or other compensation for donating these funds.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE
We currently have no costs of our website operations associated with compliance with environmental regulations. We do not anticipate any costs related to our website operations associated with environmental compliance because we are not involved in the manufacturing of our website products. Moreover, the delivery and distribution of our products will not involve substantial discharge of environmental pollutants. However, there can be no assurance that we will not incur such costs in the future.

REVENUE SOURCES FOR OUR WEBSITE
We estimate that all of our proposed revenues resulting from our website will be from the sale of our products. We plan to sell our products at prices above our original cost of purchase. Prices for some of our products will be lower than our competitors, while others will be higher. We expect our product prices to be lower than network marketing companies, but higher compared with retail establishments that directly manufacture their own products, such as Vitamin
World. Based on our price research of products offered by larger well known nationwide establishments, including our Internet competitors, we will attempt to offer lower prices than these competitors.

TARGET MARKETS
The target markets for sale of our website products primarily are Internet users between the ages of 18-80 years old, who are based in the United States and are health conscious.

EMPLOYEES
As of February 20, 2003, our Chief Executive Officer/Director, Marc D. Roup, and
President/Principal Financial Officer/Principal Accounting Officer/Chairman of
the Board of Directors, Richard E. McDonald, are the sole persons employed for our website operations.

OUR MEDICAL STAFFING BUSINESS
DESCRIPTION OF BUSINESS
BUSINESS DEVELOPMENT
From December 1999 until August 2000, our wholly owned subsidiary, Better
Solutions, operated as a Pennsylvania limited partnership under the name Symtech
Consulting L.P. Better Solutions, Inc. was incorporated in the State of
Pennsylvania on August 30, 2000. Since December 1999, Better Solutions, based in
Pittsburgh, Pennsylvania, has operating a medical staffing business. On February
20, 2003, we acquired Better Solutions, Inc. and it became our wholly owned subsidiary.

                                       28

OUR MEDICAL STAFFING BUSINESS - SERVICES PROVIDED
We provide hospitals and other healthcare facilities with healthcare related staffing services. We operate our medical staffing business under the name
MedTech. At least 80% of our staffing placements are for nurses, allied professionals, and physicians. We currently provide staffing services to over
1000 healthcare facilities in 6 states and Washington, D.C. and operate sales branches in Pennsylvania, Ohio and Florida. Because the healthcare needs of our clients such as hospitals require immediate and around the clock needs, we provide support to our clients 24 hours a day, 365 days a year. We staff the following positions:
o   Registered Nurse                    o   Dentist
o   Certified Nursing Assistant         o   Dental Technician
o   Licensed Practical Nurse            o   Chiropractic Assistant
o   Pharmacist                          o   Speech Therapist
o   Pharmacist Technician               o   Physical Therapist
o   Clinical Operations Specialist      o   Occupational Therapist
o   Phlebotomist                        o   Radiological Technician
o   Physicians Assistant                o   Cytogenetic Technologist
o   Physician                           o   EMT
o   Nurse Practitioner                  o   Medlab Assistant
o   X-Ray Technician                    o   Paramedic
o   Respiratory Therapist               o   Medical Sonographer
o   Medical Assistant                   o   Dialysis Technician
o   HEDIS Auditor                       o   Patient Care Assistant
o   Surgical Assistant                  o   Chiropractor
o   Case Manager                        o   Dietitian
o   Home Health Aid
o   Dental Assistant

We currently maintain a database of over 3 million of these type healthcare professionals. Based on a client's needs, we will conduct all interviewing, staffing and selection of prospective employees. Our services are comprised of the following components:

Per Diem Staffing of General Medical Personnel
Our per diem staffing provides medical professionals such as licensed registered nurses with assignments ranging from a single shift to 52 week assignments, primarily to the following healthcare facilities:
o   Acute care hospitals;
o   Nursing homes;
o   Medical clinics;
o   Surgical and ambulatory care centers; and
o   Insurance companies.

The average contract length of our per diem staffing is 16 weeks. Our per diem staffing represents approximately 85% of our revenues.

Allied Staffing
Our allied staffing division specializes in providing allied professionals such as diagnostic testing technicians, radiology technicians, clinical laboratory technicians, and pharmacists, primarily to the following healthcare facilities:
o   Hospitals;
o   Nursing homes; and
o   Surgical and ambulatory care centers.

Our allied staffing division represents approximately 10% of our revenues.

Physician Staffing
Our physician staffing business specializes in the placement of board certified radiologists, anesthesiologists, psychiatrists and other physicians on temporary to permanent assignments to hospitals, insurance companies, assisting living centers, and medical practices. Our physician staffing represents approximately
1% of our revenues.

                                       29

Service Products
We have branded three "service products" that we offer to potential clients. Our
Try-Before-You Buy Program and HR Medtech Program represent approximately 3% of our revenues and our $2.00 Employee program represents approximately 1% of our revenues:
o   Try-Before-You-Buy Program
With this program a client may use one of our healthcare professionals on an hourly basis until such time the client decides to hire the professional on a full time basis, if ever.
o   $2.00 Employee Program
This program permits a client to payroll one of their employees through us to limit their liability and to decrease their overhead expense. Under this program we assume responsibility and liability for any one or a combination of the following: (a) risk management; (b) personnel management; (c) human resources compliance; or (d) payroll and employee tax compliance.
o   HR Medtech Program
With this program, we offer a client a complete human resource service for one monthly fee, which includes all staffing needs, benefits management, and payroll.

MATERIAL AGREEMENTS PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Factoring Agreement with AmeriSource Funding, Inc.
On February 8, 2001, we entered into an agreement for Better Solutions, Inc.'s revenues with AmeriSource Funding, Inc. in which AmeriSource Funding acts as our factor for the majority of our receivables. This agreement provides that the fees for accounts receivables purchased by AmeriSource Funding, Inc. include a flat rate of 3.5% for the first 35 days an account is outstanding with an additional fee of 0.12% per day beginning on the 36th day the account is outstanding. Our obligations to AmeriSource Funding, Inc. are collateralized by substantially all of our assets and our officers, Marc D. Roup and Richard E.
McDonald, provided personal guarantees of our obligations.

Agreement with Consultant C. Dillow & Company, Inc.
On February 21, 2003, we entered into an agreement with Consultant, C. Dillow &
Company, Inc., located in Laguna Beach, California, which provides that C.
Dillow & Company will provide the following services for us: (a) assist us in developing, creating and providing factual information and in developing a strong market awareness for us and our business operations; (b) prepare a comprehensive analytical report that highlights our industry, opportunities, trends and potential; (c) develop and create a public relations campaign for our business; (d) aid, advise, and assist us in establishing a means of securing local and nationwide media interest and coverage regarding us; and (e) aid, consult, prepare and deliver "due diligence" packages as requested by and furnished to registered broker-dealers and/or other institutional and/or fund managers as we request. In return for the C. Dillow & Company's services, we are required to pay it a total fee of 1,750,000 shares of our common stock.

                                       30

Agreement with Media 1 Financial Group LLC/ David Wood
On February 25,2003, we entered into an agreement with Media 1 Financial Group
LLC, a North Carolina limited liability company. We amended this agreement on
February 27, 2003. Media 1 has agreed to provide us with the following services:
(a) Assist us in developing, creating and providing awareness for our business;
(b) develop and create our advertising campaign; (c) aid, advise and assist us in establishing a means of securing local and nationwide media interest and coverage of our business; (d) aid and assist us in developing a more "user friendly" website; (e) aid, consult, prepare and deliver "due diligence"
packages requested by and furnish them to registered broker/dealers and/or other institutional and/or fund managers as requested by us; (f) create a profile and investment data sheet and present and deliver them via email/fax to over 50 newsletter writers and editors [newsletter writers and editors shall be provided by Media 1 Financial Group LLC]; (g) host us at two conventions at the expense of Media 1 Financial Group LLC; (h) review and prepare summaries of the financial and non-financial portions of our quarterly and annual reports; (i)
editing and distribution of financial and general press releases; (j) drafting and distribution of collateral material regarding us; and (k) the development and distribution to over 500 sources and/or persons of three media articles regarding the us each month. Media 1 Financial Group LLC agrees to provide one hundred (100) hours of services each month for a period of twenty-four (24)
months beginning on the date that we request services to commence. We agreed to pay Media 1 Financial Group LLC 858,000 shares of our common stock for these services. We have no obligation to register any of the 858,000 shares if we file a Registration Statement. Media 1 Financial Group LLC entered into the agreement with us to provide services for a period of two years in exchange for the issuance of 858,000 shares of our common stock. Media 1 and David Wood own an aggregate of 1,866,000 shares of our common stock.

Franchise Development Agreement with McGrow® Consulting
We have a December 17, 2002 agreement with McGrow® Consulting, located in
Worchester, Massachusetts, to provide us with the initial development of a franchise system for Better Solutions, Inc., including: (a) review of the business/determination of franchise services, policies and strategies; (b)
analyzing the franchise concept and determining the best ways to structure controls and disclosure documents; (c) provide us with key information for an operating budget and growth plan; (d) prepare a marketing program to market and sell franchises; and (e) prepare the following franchise related documents: (i)
uniform franchise offering circular; (ii) franchise agreement; and (iii)
operations control manual. In return for these services, we are required to pay
McGrow® Consulting a $72,000 consulting fee payable with a $12,000 retainer payment, which has already been paid, and 6 monthly payments of $10,000.

Promissory Note Agreement with PNC Bank
We have a January 8, 2003 promissory note agreement with PNC Bank, NA, located in Pittsburgh, Pennsylvania, providing for a $250,000 revolving line of credit with that financial institution. Under the terms of the agreement, we are required to pay a 6.250 per annum interest rate on any unpaid principal balance.
The note is secured by: (a) our Chief Executive Officer's mortgage on his residence at 1029 Hunt Club Court, Murrysville, Pennsylvania; and (b) our
President's mortgage on his residence at 307 Wedgewood Court, Murrysville,
Pennsylvania. We currently owe $0 on this line of credit.

TARGET MARKETS PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Our primary target markets are large hospitals, healthcare companies and insurance companies. Currently, approximately two-thirds of our customers are concentrated in acute care hospitals, clinics and surgical and ambulatory care centers.

                                       31

OPERATING OFFICES AND OPERATIONAL STRATEGY
We operate the following branch offices which are organized into the following geographic sales regions and were opened on the following dates:
--------------------------- -------------------- -------------------------------
LOCATION                    OPENING DATE         STATES COVERED
--------------------------- -------------------- -------------------------------
Pittsburgh, Pennsylvania*   December 16, 1999    Pennsylvania, Virginia, West
                                                 Virginia, District of Columbia
--------------------------- -------------------- -------------------------------
Cleveland, Ohio             August 15, 2002      Ohio, Indiana
--------------------------- -------------------- -------------------------------
Boca Raton, Florida         December 15, 2002    Florida
--------------------------- -------------------- -------------------------------

*Our Pittsburgh, Pennsylvania office also serves as our headquarters office.

Our branch offices serve as our direct contact with our healthcare professionals and clients, and are responsible for the recruiting, scheduling, sales and marketing components of our business. We staff each branch with the following positions:
o   Branch Manager - Our branch manager is responsible for developing local client relations, negotiating agreements with healthcare facilities and setting prices for our clients and healthcare professionals. We attempt to hire branch managers with healthcare related experience.
o   Staffing Coordinators  - Each staffing coordinator is responsible for managing a portfolio of our healthcare professionals. The primary responsibility of a staffing coordinator is to interface with our client facilities and our pool of available personnel. Each branch has an on-call/after hours staffing coordinator who handles after hours business.
o   Administrative Assistant - Our administrative assistance is responsible for maintaining the billing and payment records and sending data to our corporate headquarters office.

Our Vice President of Sales serves as the Regional Director for our current three branch offices.

BRANCH OFFICE OPENING SELECTION AND PROCEDURES
We will attempt to open new branch offices based on the following criteria pertaining to the geographic area being considered:
o   Strong medical need;
o   Strong hospital presence;
o   Population in excess of 2,000,000; and
o   Viable recruiting pool from which to select healthcare professionals.

Our market area is approximately a 100 mile radius of the city in which our branch office is located. Once we have selected a new branch office, our Vice
President of Sales assists in the opening of the new office for a period of approximately 3 months and hires 1 branch manager, 3 account executives and 1 support person, as our new branch office employees. A new branch office's marketing campaign consists of: (a) telephone solicitation of new clients, prospective candidates and new vendors for new client business and recruitment of healthcare professionals; (b) recruiting prospective healthcare professionals and clients at community functions, tradeshows and college fairs; and
(c) attempting to develop and foster relationships with key community groups, commerce groups and networking groups to bolster name recognition, recruit healthcare professionals, obtain new clients, and develop existing client relationships.

                                       32

QUALITY ASSURANCE TECHNIQUES
We have attempted to develop quality controls to maintain high standards for recruiting healthcare professionals by ensuring that our healthcare professionals have the proper credentials, skills and experience for the individual assignments of our clients. We attempt to maintain these quality controls through the following seven step process:
o   Preemployment Phone Screen
    We conduct a phone screen interview of each healthcare professional  to determine and assess basic logistics, desired skill set, geographic desires, compensation requirements, and qualifications. We require a minimum of one year of related work experience. We ascertain the level of such experience during this phone screen interview.
o   Face to Face Interview
    If the healthcare professional meets the basic requirements of our phone screen interview, our local branch manager or in-house industry professional conducts a face-to-face interview. We request a resume' from the healthcare professional candidate.
o   Skills Testing
    We administer a written test of the healthcare professional to test the specific skills of his or her particular background. We developed each of these written tests.
o   Reference Checking
    Our human resource department contacts prior work references furnished by the healthcare professional to verify the claimed employment and to obtain comments regarding the candidate's prior performance.
o   License Check
    Our human resource department contacts the relevant state or federal agency to verify the candidate's license status, license expiration date and determine whether there are any prior disciplinary actions or complaints filed against the candidate.
o   Background and Criminal Record Check
    Our human resource department submits a criminal records check to ADP
    Credential Check, which performs screening and selection services, to determine whether or nor the candidate has any prior criminal record. our human resource department also schedules an appointment for the candidate to go to a local hospital or clinic to have a blood or urine test administered to determine any drug usage.
o   Internal Rating and Ongoing Monitoring
    Our database provides a number of internal functions. We assign an internal competency rating standard for each candidate, based on appearance, skill, and attitude, into our computer personnel database. We update this rating throughout the healthcare professional's employment and monitor the performance of the professional through evaluations from surveys with the client and weekly calls by our account executives with the employee and client to obtain feedback from each. Upon hiring the healthcare professional, we enter data pertaining to the professional's prior work experience, past job locations and duties, renewal license dates, continuing educational requirements, past compensation, comments from references, and desired goals within their career. Thereafter, we track the license and continuing educational requirement data to ensure that the professional meets continuing license and educational requirements. Our database matches our clients' needs with our available pool of professionals. We attempt to place our professionals in facilities where they have previously worked in order to enhance the continuity of our services to our clients; if we are unable to do so, we provide our professionals with pre-staffing orientation to the facility which consists of a minimum 8-hour orientation at the facility. Our pre-staffing orientation is intended to ensure that the healthcare professional is comfortable with the facility's physical layout, permanent staff and clinical protocols.

                                       33

REVENUE SOURCES
At least 97% of our revenues are derived from the difference between the hourly rate that we charge our client for the healthcare professional's employment with the client and the hourly rate we pay that healthcare professional. Less than 3%
of our revenues are derived from: (a) fee based employment services for our clients that are not derived from our pool of potential candidates; and (b)
conversion fees when a client wishes to retain our healthcare professional after the initial term of the professional's placement with our client. Approximately
85% of our revenues are derived from placement of healthcare professionals for a term of employment exceeding 13 weeks. We do not receive any of our revenues from Medicare or Medicaid reimbursements or any other similar state or federal reimbursement programs.

SALES AND MARKETING
Our sales personnel market our products to persons in three general different decision maker categories at healthcare facilities. Each of these persons may hire and monitor the quality of temporary healthcare staffing services. These levels are:
o   Purchasing Manager, Administrator, or Chief Nursing Officer -
    Community-owned hospitals, nursing home chains, and healthcare group alliances purchase temporary staffing services for their multiple facilities under a single contract. These facilities typically designate a single person, such as a purchasing manager, administrator or Chief Nursing
    Officer, to select and negotiate agreements with healthcare staffing companies. Our regional director and branch managers negotiate the contractual terms and pricing with these types of facilities.
o   Director of Nursing or Department Manager - A Director of Nursing or
    department manager at a healthcare facility reviews our services to determine clinical competency of our healthcare professionals and the quality of our hiring standards. Our regional director and local branch manager are responsible for establishing, building and maintaining relationships at this level.
o   Facility Staffing Coordinator/After-Hours and Weekend Supervisors - These
    positions represent the actual users of our services. Our branch manager and local staffing coordinators are responsible for regularly contacting these individuals to coordinate daily staffing and scheduling of personnel.

INFORMATION SYSTEMS
Our information system was designed for our staffing needs by Resumate located in Alexandria, Virginia. This system was customized for our recruiting, regulatory credentialing, scheduling, and billing needs and functions in the following capacities:
o   Management tool;
o   Used by staffing coordinators to respond to client questions and requests;
o   Housing and organizing our client and employee information; and
o   Monitoring billing records by using timecards to generate invoices for our clients.

LIABILITY INSURANCE PERTAINING TO OUR MEDICAL STAFFING BUSINESS
We currently maintain a professional liability and malpractice insurance policy, which we believe is sufficient for the risks associated with our business. Other than the clients for our $2.00 Employee Plan, our client agreements provide that medical malpractice claims against us relating to our healthcare professionals will be defended by our clients. We have indemnity agreements with 99% of our clients that have staffing agreements with us which state that we will defend, indemnify and hold harmless those clients against any act of omission or willful or reckless acts, including negligence and misconduct. Approximately 99% of these indemnity agreements are reciprocal, providing for the same indemnification to us. There are no assurances that our insurance policy and the indemnity agreements with our clients will be sufficient to protect us from any claims against us.

                                       34

EMPLOYEES
We have 133 full time employees, as follows:
o   14 corporate office staff located in our Pittsburgh, Pennsylvania corporate headquarters office consisting of: (a) our Chief Executive Officer and
    Chairman of the Board/Chief Financial Officer; (b) Vice President; (c)
    Financial Officer; (d) Vice President of Finance; (e) Vice President of
    Sales; (f) 1 Branch Manager; (g) 2 clerical employees; and (h) 5 account executives.
o   90 staffing placement personnel located in our Pittsburgh, Pennsylvania corporate headquarters office;
o   5 staffing placement personnel and 2 account executives located in our Boca
    Raton, Florida branch office; and
o   19 staffing placement personnel, 1 branch manager, and 2 account executives located in our Cleveland, Ohio branch office.

In addition to the foregoing, the healthcare professionals that we place with our clients are also our employees, because we directly employ these healthcare professionals. During 2002, we directly placed or assisted in the placement of at least 5,000 healthcare professionals.

Over the next twelve months, we plan to add approximately three account executives and one branch manager to our existing office in Pittsburgh,
Pennsylvania. In addition, we plan to add approximately 230 staffing placement personnel in the following locations: (a) 25 such personnel to each of our planned additional branch offices in Washington D.C., Baltimore, Maryland and
Columbus, Ohio; and (b) 155 such personnel to our existing branch offices, as follows: (i) 55 at the Pittsburgh, Pennsylvania branch; (ii) 50 at the Boca
Raton, Florida branch; and (iii) 50 at the Cleveland, Ohio branch. There are no assurances that we will be successful in these plans.

We have no collective bargaining agreements. We have an employment agreement with each of our staffing placement personnel. The terms of these employment agreements vary, depending upon the negotiated terms of these agreements;
however, each employment agreement contains the following terms: (a) the employment relationship between us and the staffing person is "at will"
employment and may be terminated at any time by either party with or without cause; (b) the employee is prohibited from making use of any of our confidential information, including any information regarding our procedures, advertising, finances, organization, personnel, plans, objectives or strategies; (c) for a period of 12 months after the employee's termination, he or she is prohibited from: (i) owning, managing, operating, controlling, being employed participating in, or begin connected in any manner with the ownership, management operation or control of any competitor in any part of the area encompassed within a radius of
50 miles of any applicable office; (ii) soliciting the trade or patronage of any customer or perform services for any customer; and (iii) soliciting in any way with any competitor.

                                       35

OUR GROWTH STRATEGY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Our growth strategy over the next 12 months will include:
o   Continuation of our Existing Business Model With Existing and New Corporate
    Offices
    We will attempt to expand our client base with our existing branch offices by offering our prospective clients and current clients solutions and alternatives to their staffing needs and by actively marketing and cross-selling our services. We will attempt to expand our pool of qualified healthcare professionals by employing our seven step quality assurance process, our competitive benefits package, and encouraging our healthcare professionals to refer other such professionals to us. We intend to apply the same expansion methods to our planned branch offices summarized below.
o   Planned Branch Offices
    We plan to open a fourth, fifth, and sixth branch office from approximately
    May 2003 to October 2003, as follows:
    o    Fourth Operating Office - Washington, D.C. We plan to open a fourth branch office in the Washington, D.C. area, which includes Virginia and Maryland within an approximate 50 mile radius. We will attempt to open this office location in approximately May 2003. The approximate cost affiliated with the opening and the start-up of this office is
         $8,600, excluding salaries and bonuses;
    o    Fifth Operating Office - Baltimore, Maryland - We plan to open a fifth branch office in the Baltimore, Maryland area which will include other parts of Maryland within an approximate 50 mile radius. We will attempt to open this office location by approximately October 2003.
         The approximate cost affiliated with the opening and the start-up of this office is $8,600, excluding salaries and bonuses; and
    o    Sixth Operating Office - Columbus, Ohio - We plan to open a sixth branch office in Columbus, Ohio which will include the Columbus, Ohio area and other parts of Ohio within an approximate 50 mile radius. We will attempt to open this office location by June 2003. The approximate cost affiliated with the opening and the start-up of this office is $8,600, excluding salaries and bonuses.
o   Name and Service Branding Campaign
    We will attempt to conduct a name and service branding campaign in the regions that will be covered by our individual branch office locations. In our attempt to increase the awareness of the MedTech name, our planned future franchise system, and the services that we offer, this campaign will consist of healthcare related tradeshows, direct mail to lists of prospective clients and franchisees, print/cable/radio advertising, telephone sales, and public relations and brand name marketing consultants.
    The estimated cost for each corporate office region is approximately
    $25,000 to $50,000.
o   Franchise Program
    The target markets for our franchise program are United States cities that have a minimum population of 2,000,000 with an average age of over 45. In return for a franchise fee paid to us and an annual  royalty fee of 7% to
    24% of the franchisee revenues, depending upon our level of involvement with the franchisee, we will provide the following assistance to the franchise purchaser:
    o    Providing the MedTech name and business plan;
    o    Providing our marketing materials;
    o    Two weeks of training at our corporate headquarters and additional on-site training on an as-needed basis;
    o    Access to our nationwide candidate pool;
    o    Access to volume discounts for insurance and supplies; and
    o    Use of our proprietary software for franchise operation and office staff support.
    To date, we have not developed our franchise program, including marketing and training materials, franchise agreements, franchise prospectus or regulatory compliance. We will attempt to complete the development of our franchise program by June 2003. The estimated cost for the development of our franchise system is $72,000. There is no assurance that we will ever:
    (a) develop a franchise program; (b) have sufficient funds to develop a franchise program; and (c) develop a franchise program by June 2003.
o   Cross Selling
    We plan to cross sell our services between our branch offices. For instance, if our Pittsburgh, Pennsylvania office was to close a deal with a client which had affiliate or branch offices in  Cleveland, Ohio, our
    Cleveland, Ohio corporate office would attempt to obtain an agreement with that client's Cleveland, Ohio affiliate or branch office.

                                       36

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET PERTAINING TO OUR
MEDICAL STAFFING BUSINESS
The medical staffing business is highly competitive and operates in a highly fragmented market composed of national, regional and local firms. Our competitors have substantially longer operating histories, greater name recognition, larger customer bases, and greater financial and technical resources than we have. More established firms have a greater mass of available healthcare professional candidates and more substantial word-of-mouth client and healthcare professional referral programs. Our competitors are able to conduct extensive marketing campaigns that we are financially unable to conduct. In addition, these companies may create more attractive pricing to potential clients. Our ability to compete will be limited by our success in distinguishing our services from others. We compete with our competitors on two levels: (a)
attracting healthcare professionals to us rather than other healthcare staffing firms; and (b) attracting hospitals, nursing homes, and other healthcare-related concerns as clients.

The competitive factors that are considered by healthcare professionals are:
o   Quantity of assignments;
o   Length of assignment;
o   Quality of assignments;
o   Diversity of assignments; and
o   Compensation and benefits package of assignments.

The competitive factors that will be considered by potential clients are:
o   Educational qualifications and work experience and quality of our healthcare professionals;
o   Competitive price considerations; and
o   Timely availability and geographic availability of our healthcare professionals with the requisite skills, quality and scope of services desired by the potential client.

Some of our competitors include:
o   AMN Healthcare;
o   Cross Country;
o   Medical Staffing Network;
o   Adecco;
o   Manpower;
o   Maxim;
o   Carol Harris Staffing;
o   Stat Staffing; and
o   Nursefinders.

To meet the competitive conditions regarding our healthcare professionals, we plan to emphasize the following factors pertaining to staffing assignments:
o   Flexible staffing assignments - We attempt to provide our professionals with the flexibility to tailor their staffing schedules to accommodate their lifestyle through their choice of when or where they work. Our scheduling systems are designed to place our professionals in facilities and shifts that they desire in order to promote a productive and positive work experience.
o   Competitive benefits package - We offer our healthcare professionals a minimum of 160 hours a month for more than 3 months, a savings plan, paid vacation time, and access to group discounted major insurance benefits such as health, dental, life, disability, and general liability.

                                       37

To meet the competitive conditions regarding our potential clients, we plan to:
o   Attempt to establish a strong local/regional presence in the area covered by our branch offices;
o   Conduct our branding campaign;
o   Continue to hire branch managers with healthcare related experience; and
o   Emphasize the advantages of our services through our attempt to maintain a pool of high quality healthcare professionals by applying our 7 step quality assurance process referred to above on page 33.

There can be no assurance that we will be able to compete in the medical staffing services business, which could have a materially negative impact upon market awareness and acceptance of our services.

CUSTOMER DEPENDENCY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
During 2001, 10.7% and 12% of our business was derived from South Hills Health
System located in Clairton, Pennsylvania, and Allegheny Personnel, a division of
Venturi Staffing, Inc., a publicly traded company located in Pittsburgh,
Pennsylvania, respectively. During 2002, 10.8% of our business was derived from
Allegheny Personnel. Despite this concentration of business, we currently provide services to over 1000 healthcare-related facilities. Accordingly, we do not anticipate becoming dependent upon any one or a few customers; however, there are no assurances that we will not become so dependent in the future.

INTELLECTUAL PROPERTY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
On March 25, 2002, we applied for trademark protection of our service marks "HR
Medtech" and "$2.00 Employee" with the United States Trademark and Patent
Office. This application is pending and there are no assurances that we will be granted trademarks of these names. Our business and competitive position are dependent upon our ability to protect the proprietary process we use in our business. Despite our efforts to protect such proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary.
We will rely on patent and trade secret law and nondisclosure and other contractual arrangements to protect such proprietary information. Even if we obtain trademark protection of "HR Medtech" and "$2.00 Employee", there can be no assurance that others will not independently develop substantially equivalent proprietary information or product or otherwise gain access to our proprietary information, that such information will not be disclosed, or that we can effectively protect our rights to unpatented trade secrets or other proprietary information.

GOVERNMENT REGULATION
The healthcare industry in general is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, and payment for referrals. Some states require state licensure for businesses that employ and/or assign healthcare personnel to provide healthcare services on-site at hospitals and other healthcare facilities. We are currently licensed in the states that require such licenses where we conduct business. In addition, temporary healthcare professionals that we employ are often required to be individually licensed or certified under applicable state laws. We take reasonable steps to ensure that our employees possess all necessary licenses and certifications in all material respects.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS PERTAINING TO OUR MEDICAL STAFFING
BUSINESS
Although our business is not directly impacted by government regulations, they do apply to our hospital and healthcare facility clients, which could indirectly impact our business since we provide services on a contract basis and are paid directly by our hospital and healthcare facility clients.

                                       38

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE
We currently have no costs associated with compliance with environmental regulations. We do not anticipate any costs associated with environmental compliance because we are not involved in the manufacturing of our products.
Moreover, the delivery and distribution of our products will not involve substantial discharge of environmental pollutants. However, there can be no assurance that we will not incur such costs in the future.

RESEARCH AND DEVELOPMENT PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Since Better Solutions, Inc. became our wholly owned subsidiary on February 20,
2003, we have not spent any funds on research or development pertaining to our medical staffing business. In addition, Better Solutions has spent no funds on research and development since its inception as a Pennsylvania limited partnership in December 1999 or as a corporation since its inception as a corporation on August 30, 2000.

OUR MEDICAL STAFFING BUSINESS - SERVICES.

REPORTS AND OTHER INFORMATION TO SHAREHOLDERS
We are subject to the information and reporting requirements of the Securities
Exchange Act of 1934 and we are required to file periodic reports and other information with the Securities and Exchange Commission. We have filed a Form
SB-2 registration statement with the Securities and Exchange Commission. The following documents may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street,
N.W., Washington, D.C. 20549: (a) this registration statement and exhibits thereto; and (b) periodic reports and other information filed with the
Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

ITEM 17.
A.PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE PRODUCT SALES
The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may,"
"will," "should," or "anticipates," or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this prospectus.

Forward-Looking Statements.
This Post Effective Amendment Number 5 to our Form SB-2 Registration Statement
contains forward looking statements. The words "we," "us," and "our" refer to
World Health Alternatives, Inc. The words or phrases "would be," "will allow,"
"intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements". Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties pertaining to our website product sales, including:
(a) lack of demand for our products; (b) competitive products and pricing;
(c) limited or no amount of resources devoted to advertising; (d) limited funding to conduct our operations; (e) if we fail to institute methods of retaining first time users of our services, our revenues will be adversely affected; and (f) because our management has no relevant experience or background in our business, we may be unable to develop profitable operations.
We had offering costs of $30,524.06 which consist of legal services, edgarizing, and accounting fees which were donated by our former President. These costs have already been paid. We do not have an agreement or arrangement for the repayment of these funds. Our former President will not seek repayment of these funds.

                                       39

We anticipate total estimated capital expenditures of approximately $6,700 for our plan of operations in the following areas:
o   Entering into agreements with suppliers;
o   Updating design, graphics and function of website;
o   Establishing database of products on website;
o   Advertising;
o   Offering incentives to customers to establish repeat business;
o   Establishing a database of articles regarding products offered on our website;
o   Conducting viral marketing; and
o   Introducing our homeopathic lines.

The total cost of our planned costs are:
o   $2,000 - Enter into agreements with additional suppliers for products;
o   $3,500 - Update the design, graphics, and functional aspects of our website
    (other categories included as part of this estimated cost include
    "Establish database of our products" and "Establish database of articles");
    and
o   $1,200 - Advertising.

We believe that our cash position as a result of our acquisition of Better
Solutions, Inc. will be sufficient to meet $6,700 of capital expenditures pertaining to our website sales of nutritional products; however, if our cash and/or revenues are insufficient to conduct our operations, our Chief Executive
Officer or Chairman of the Board of Directors plans to loan us funds through non-interest bearing loans; however, we have no agreement with either officer to do so and they are under no obligation to do so. Accordingly, there are no assurances that, if it becomes necessary, we will receive loans from our officers.

OUR PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE FROM OUR INCEPTION TO DATE
We were incorporated on February 13, 2002. Since our inception to February 27,
2003, we have accomplished the following in our plan of operations:

Raised Capital
We raised $14,070 for our operations through the sale of a private placement of our securities.

Established Website
On March 25, 2002, our website, www.worldhealthalternatives.com, became operational.

Agreement with Ecoquest
April 8, 2002 - We entered into an agreement with EcoQuest International which allows us to become an authorized dealer of EcoQuest's home environmental products.

Authorized Independent Representatives for Global Health Trax April 25, 2002 -
We became an Authorized Independent Representative for the sale of Global Health
Trax products.

Research
April 2002 through August 2002 - Our former president, Edward G. Siceloff researched organizations that conduct research and publish articles pertaining to vitamins, minerals and herbs and their effects. We intend to publish such articles on our website; however, to date we have not done so. There is no cost associated with this research; however, there will be costs if we enter into agreements or arrangements with such research organizations. We have not yet determined the specific amount or nature of such costs. In addition, our former president conducted research on price competition pertaining to the type of products we sell to ensure that the products we offer are competitively priced.
There is no cost associated with this research.

                                       40

OUR FUTURE PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE
We will attempt to accomplish the following aspects of our plan of operations over the next twelve (12) months. As indicated below, certain aspects of our plan of operations have been delayed due to our lack of financial resources.

Enter into Agreements with Suppliers for Products
Throughout our plan of operations, in order to select additional product suppliers, we will conduct Internet research and review various nutritional wholesaler publications. Based on this research, we will contact various companies and make supplier selection based upon cost, delivery requirements, and product selection. We will also purchase wholesale catalogues and discuss with company representatives pertinent factors such as product availability, quality, selection, and delivery.

Update Design, Graphics and Functional Aspects of Website
We plan to update the design, graphics and functional aspects of our website on an ongoing, continual basis. To accomplish this objective, we plan to hire website consultants. We will select website consultants based on:
o   cost and available funds to pay for consultants;
o   determining the quality of past website projects; and
o   comparing such projects among website consultants.

We estimate that a $3,500 cost will be associated with hiring website consultants. We originally planned to complete this aspect of our plan of operations by late January 2003; however, we presently do not anticipate completing this aspect of our plan of operations until July 2003.

Advertise our Website
Throughout our plan of operations, we plan to advertise.  We plan to seek low cost advertising of $50 to $150 per month through local publications such as local newspapers. To date, we have not begun to advertise in any publications.
We plan to begin advertising in March 2003.

Incentives to Our Existing Customers
Originally we planned to commence this aspect of our plan of operations in June
2002; however, this aspect of our plan of operations has been delayed because we have not yet generated revenues. We now anticipate that beginning in March 2003 if we have revenues at that time, we will provide the following incentives to our customers:
o   Customers that obligate themselves to order a monthly supply of a product on an annual basis will receive discounts of up to ten percent (10%); and
o   Promote some of our products by offering a free bottle of vitamins or herbs with the purchase of one such identical product.

Because we will provide free bottles of vitamins or herbs, our costs will increase; however, at the present time the amount of that increased cost is indeterminable. However, we plan to attempt to obtain samples of small quantities of vitamins from suppliers at no charge or at a minimal cost to offer our customers. At this time, we are unaware if we will be able to obtain these samples.

Establish Database of Specific Product Ingredients, Benefits, and Harmful
Effects
Beginning February 2003 and throughout our plan of operations, we plan to establish and update a database of products and information about products on our website, including information pertaining to: (a) a listing of the ingredients of our products; (b) the potential health benefits of our products;
and (c) the potential harmful effects of our products. The cost affiliated with this aspect of our plan of operations is related to the $3,500 cost for hiring website consultants.

                                       41

Establish Database of General Articles of Interest
Originally we planned to commence with this aspect of our plan of operations in
June 2002. This aspect of our plan of operations has been delayed because our former President was unable to complete a sufficient database of articles, and our former President's search for these articles has been more time consuming than we originally anticipated. We now anticipate that an initial database of articles about our products will not be established on our website until March of 2003. Thereafter, we anticipate the database will include general subjects pertaining to:
o   Vitamins;
o   Minerals;
o   Herbs;
o   Spices;
o   Homeopathy; and
o   Aromatherapy.

We will conduct Internet searches for articles written on the products we offer, as well as the above-mentioned general subject areas. We will also seek permission from product suppliers that have written articles on the products we offer to post such articles on our website at no cost. The cost affiliated with this aspect of our plan of operations is part of the expected $3,500 to hire website consultants.

Viral Marketing
Originally we planned to commence with this aspect of our plan of operations in
July 2002; however, this aspect of our plan of operations has been delayed due to our inability to accomplish other aspects of our plan of operations. We now anticipate that our president will not attempt to exchange advertising with other websites until April 2003. Because we plan to pursue equal exchanges of like advertising services between us and other websites, we do not anticipate any costs affiliated with this aspect of our plan of operations.

Introduce our Homoeopathic Product Line
We will attempt to establish agreements with suppliers of homeopathic products and to offer such products on our website. Originally, we planned to commence this aspect of our plan of operations in July 2002. This aspect of our plan of operations has been delayed until we complete the updating of our website. We now anticipate these products will not be offered until May 2003. We do not anticipate any costs affiliated with this aspect of our plan of operations.

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS PERTAINING TO BETTER SOLUTIONS, INC.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the "selected financial data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. For purposes of this Management's Discussion and Analysis, the words "we" or "our" refer to our wholly owned subsidiary, Better Solutions, Inc.
This discussion and analysis contains forward-looking statements based on our current expectations, assumptions, estimates and projections overview. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements".
Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties pertaining to our medical staffing business which appear on pages 10-12.

                                       42

OVERVIEW OF OUR COMPANY
We are a specialized medical staffing company and the largest provider of specialized medical staffing services in the Western Pennsylvania area as measured by number of employed consultants. More than two-thirds of our clients are acute care hospitals, clinics, and surgical and ambulatory care centers. We serve both for-profit and not-for-profit organizations that range in scope from one facility to national chains. Our clients pay us directly. We do not receive any portion of our revenues from Medicare or Medicaid reimbursements or similar state reimbursement programs. In 2002, 95% of our revenues were derived from providing healthcare staffing services. Approximately 90% of our 2001 revenues were derived from project based hourly consulting, while permanent placement of medical professionals represented 10% of our 2001 revenues. Our average contract length in 2001 was approximately 4 months. Approximately 95% of our organic revenue growth in 2002 was the result of increased volume, with the balance the result of increased services. Our average contract length in 2002 was approximately 16 weeks.

Since 1999, we have opened 3 corporate owned offices and provide our service in
6 states. We intend to continue to identify and develop opportunities to open new offices as they arise. We also intend to franchise the MedTech name and business process. However, our ability to continue to open new offices and grant franchises depends on a number of factors, including identifying, attracting and retaining local management and securing good locations on acceptable terms. If our ability to continue to open offices or attract franchisees is impaired, our revenue growth could be affected.

The following table sets forth, for the periods indicated, certain selected financial data:
                                FISCAL YEAR ENDED
                        ---------------------------------
                                                 2002          2001
                                            ------------  ------------
Service revenues.............................$2,796,911    $2,707,891  100%  100%
Cost of services rendered.....................1,781,865     1,638,882
Gross profit..................................1,015,046     1,069,009
                                                  36.3%         39.5%
Selling, general and administrative expenses....872,641       879,696
Income from operations..........................143,955       187,860
Interest expense, net............................72,591        58,959
Income before income taxes.......................71,364       128,901
Provision for income taxes (2)......................-0-         2,913
Net income.......................................71,364       125,988
EBITDA (1)......................................142,405       189,313

(1) We define EBITDA as income before interest, income taxes, depreciation, amortization and non-recurring recapitalization costs. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA, as we define it, is not necessarily comparable to other similarly titled captions of other companies.

(2) There is no income tax provision for 2002 as the Company elected
S-Corporation status whereby income of the Company is allocated to the shareholders, who are responsible for the income tax liability.

COMPARISON OF YEAR ENDED DECEMBER 31, 2002 TO YEAR ENDED DECEMBER 31, 2001

     SERVICE REVENUES. Our service revenues for 2001 increased $89,000, or 3.5%, from $2,708,000 in 2001 to $2,797,000 in 2002. The majority of the increase in revenues in 2002 was attributable to a $154,000 increase in our hourly consulting service. The reduction in permanent placement service revenues in
2002 from 2001 to $65,000, or 50% was attributable to the change in economic conditions and the change in utilization of permanent staff to temporary staff by our clients. The net result was an increase of $89,000.

                                       43

     New offices opened in the fourth quarter of 2002 added only 1% of additional revenue in hourly consulting services revenue over the comparable quarter in 2001.

     Additionally, a small portion of the hourly consulting services growth came from increased contract obligations among our clients and increased market share along with additional new third party contract obligations to other local staffing firms that do not have a specialized medical staffing division but need to maintain that service to fulfill contractual obligations of their own. The majority of these increases from contracts will be realized in 2003. The balance of the increase in sales revenues was the result of price increases.

     COST OF SERVICES RENDERED. Cost of services rendered increased $143,000, or
8.7%, from $1,639,000 in 2001 to $1,782,000 in 2002. The increase was partially attributable to the 3.5% increase in service revenues with the remainder due to competitive pricing pressures experienced in the marketplace, which resulted in a decrease in our hourly average margin.

     GROSS PROFIT. Gross profit decreased $54,000, from $1,069,000 in 2001 to
$1,015,000 in 2002, representing gross margin percentages of 39.5% in 2001 and
36.3% in 2002. The decrease in gross margin percentage in 2002 is the result of competitive pricing pressures experiences in the market and the mix of services offered.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $7,000, or 1.1%, from $880,000 in 2001 to
$873,000 in 2002. As a percentage of revenue, selling, general and administrative expenses decreased from 32.8% in 2001 to 31.1% in 2002. The increased cost of administrative personnel in 2002 was more than offset by a significant decrease in legal expenses as a litigation matter was resolved in
2001 and a number of other operating expenses were decreased.

     EBITDA. As a result of the above, EBITDA decreased $40,000, or 21.1% from
$182,000 in 2001 to $142,000 in 2002. As a percentage of revenue, EBITDA decreased from 6.8% in 2001 to 4.8% in 2002.

     INCOME FROM OPERATIONS. As a result of the above, income from operations decreased $43,000, or 22.2%, from $187,000 in 2001 to $144,000 in 2002. As a percentage of revenue, income from operations decreased from 6.6% in 2001 to
4.3% in 2002.

     INTEREST EXPENSE, NET. Interest expense increased $12,000, or 19.0% from
$62,000 in 2001 to $74,000 in 2002. This increase is due to the increased use of our factoring agreement to fund operations as a result of increases in revenues.

     INCOME BEFORE INCOME TAXES. Income before income taxes decreased $58,000, from $129,000 to $71,000 in 2002 due to the aforementioned reasons.

     PROVISION FOR INCOME TAXES. Our provision for income taxes was $3,000 in
2001 and $0 in 2002. No income tax provision was required for 2002 as the
Company elected S-Corporation status whereby the income of the Company is allocated to the shareholders, who are responsible for the income tax liability.

     NET INCOME (LOSS). Net income decreased $55,000 from net income of from
$126,000 to $71,000 in 2002.

                                       44

Liquidity and Capital Resources

Year Ending December 31, 2002

During the year ended December 31, 2002 ("2002"), we experienced an increase in liquidity of $94,000 as cash and cash equivalents increased from $5,802 at
December 31, 2001 to $65,000 at December 31, 2002. The increase in liquidity in
2002 was attributable to cash provided by operating activities of $82,309 and cash provided by financing activities of $16,000 partially offset by cash utilized by investing activities of $38,000.

Cash inflows from operating activities were generated by net income of $71,000, depreciation of $10,000 and a $35,000 increase in accounts payable. These cash inflows were partially offset by cash outflows of $12,000 to fund a decrease in accrued liabilities due to the timing of payments.

Cash inflows from financing activities were $16,000.

Investing activities consumed $38,000 for the purchase of property, plant and equipment to equip our offices.

Year Ending December 31, 2001

During the year ended December 31, 2001 ("2001"), we experienced an decrease in liquidity of $38,000 as cash and cash equivalents decreased from $9,000 at
December 31, 2000 to $5,802 at December 31, 2001. The decrease in liquidity in
2001 was attributable to cash utilized by financing activities of $194,000 and cash utilized by investing activities of $20,000 partially offset by cash provided by operating activities of $210,000.

Cash inflows from operating activities were generated by net income of $126,000 and an increase in accrued liabilities of $79,000 due to the timing of payments.

Investing activities consumed $20,000 for the purchase of property, plant and equipment.

Cash outflows used by financing activities were $194,000 for distributions to shareholders.

     Our senior credit facility consists of a $250,000 line of credit arrangement under revolving line of credit terms. Interest rates with a weighted average interest rate of 6.2% as of December 31, 2002, and is due in monthly installments based on the amount used and is computed on an annual basis.
Installments begin February 15, 2003 through its maturity in October 2005. The facility is collateralized by a small portion of our assets and does not require us to comply with any financial covenants. Additionally, we have a second short term credit facility of $250,000 approved credit, with an additional $250,000 available for fluctuations in sales, for short term factoring of our receivables on an as needed basis. This is a ninety-day revolving line of credit with a 3.5%
initial factoring charge and is collateralized by the specific receivables against which the money was loaned. We may repurchase the factored receivables at any time and must repurchase receivables once they age ninety days.

     As of December 31, 2002 we had no outstanding indebtedness to our senior credit facility and $289,000 of customer receivables assigned to the factor providing the secondary credit facility.

     We believe that our current cash balances, together with our existing credit lines and other available sources of liquidity and expected cash flows from our operating activities, will be sufficient for us to meet our current and future financial obligations, as well as to provide us with funds for working capital, anticipated capital expenditures and other needs for at least the next
12 months at our current growth rate. No assurance can be given, however, that this will be the case. In the longer term, we may require additional equity and debt financing to meet our working capital needs, or to fund our acquisition activities and increased growth if any. There can be no assurance that additional financing will be available when required or, if available, will be available on satisfactory terms.

                                       45

RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2002, the Financial Accounting Standards Board issued FASB
Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for
Guarantees, Including Guarantees of Indebtedness of Others." Disclosures related to this interpretation are effective for 2002 annual reports, and the accounting requirements are effective January 1, 2003, and require all guarantees and indemnifications within its scope to be recorded at fair value as liabilities, and the maximum possible loss to the Corporation under these guarantees and indemnifications to be disclosed. As of December 31, 2002, the Company has not guaranteed any indebtedness.

The FASB has issued Interpretation No. 46, "Consolidation of Variable Interest
Entities," (FIN No. 46), which addresses consolidation of certain variable interest entities (also commonly referred to as "special purpose entities"). FIN
No. 46, is effective Jan 1, 2003. In the opinion of management, adoption of FIN
No. 46 will not have a significant effect on the Company's financial position or liquidity.

In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4,
44, and 64, Amendment of the FASB Statement No. 13, and Technical Corrections.
SFAS 145 rescinds the provision of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the
Motor Carrier Act of 1980 and amends the provisions of FASB No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of FASB 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. The provisions of SFAS
145 related to lease modifications is effective for transactions occurring after
May 15, 2002. Earlier application is encouraged.

On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation - Transition and Disclosure." SFAS No. 148 requires certain disclosures related to stock-based compensation plans of the Company. At
December 31, 2002 The Corporation has applied the recognition and measurement provisions of APB 25 and related interpretations in accounting for stock options granted to employees. No stock-based employee compensation expense is reflected in net income in 2002, 2001 or 2000, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In the opinion of management, adoption of SFAS No.148 will not have a significant effect on the Company's financial position or liquidity.

ITEM 18. DESCRIPTION OF PROPERTY
Our executive offices are located at 300 Penn Center Boulevard, Suite 201,
Pittsburgh, Pennsylvania. We have a 5 year term lease agreement under the Better
Solutions, Inc. name with the Penn Center Management Corporation. This lease agreement expires in January 2005. We pay monthly rent of $3,225. Our offices comprise approximately 3,328 square feet, which is sufficient for our operations at this time.

We have a 12 month lease agreement under the MedTech name with HQ Global
Workplaces which expires in August 2004 for our corporate office located at 600
Superior Road, Cleveland, Ohio. We pay monthly rent of $2,785. Our Cleveland,
Ohio office comprises approximately 850 square feet and 2,500 square feet of shared common space, which is sufficient for our Cleveland, Ohio based operations at this time.

We have a 12 month lease agreement under the MedTech name with HQ Global
Workplaces which expires in August 2004 for our corporate office located at 2255
Glades Road, Boca Raton, Florida. We pay monthly rent of $5,913. Our Boca Raton,
Florida Office comprises approximately 900 square feet and 2,600 square feet of common area, which is sufficient for our Boca Raton, Florida based operations at this time.

                                       46

We do not own any property nor do we have any plans to own any property in the future. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
All share amounts listed below include shares of our common stock issued pursuant to the Company's two (2) share for one (1) share forward stock split effective October 7, 2002.

On February 1, 2002, our former President, Edward G. Siceloff paid $16,200 for legal services rendered to us and $3,800 for our website development. These funds were donated by our former President. We have no obligation to repay these funds and our former President does not intend to seek repayment of these funds.
On March 21, 2002, our former President, Edward G. Siceloff, paid $14,000 for legal services rendered to us. These funds were donated by our former President.
We have no obligation to repay these funds and our former President does not intend to seek repayment of these funds. Our former President Edward G. Siceloff received no consideration in exchange for the funds he donated to us.

On February 14, 2002, we issued 40,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to our former
President, Edward G. Siceloff, for services rendered in our corporate formation.

On February 14, 2002, we issued 8,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to one of our former directors, Joseph L. Prugh, for services rendered in our corporate formation.

On March 11, 2002, we sold 6000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Joseph L. Prugh, our former director, at a price of $.05 per share or $300.

On March 24, 2002, we sold 3000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Edward G. Siceloff at a price of $.05 per share or $150.

In connection with our acquisition of Better Solutions, Inc. on February 24,
2003, the following occurred:
o    Edward G. Siceloff, our prior president and director resigned the positions he held with us and retired 39,500,000 of the 40,003,000 shares of our common stock held by him. After retiring these shares he owned 503,000 shares of our common stock;
o    Joseph L. Prugh, our prior director, resigned his positions with us and retired 8,000,000 of the 8,006,000 shares held by him. After retiring these shares, he owned 6,000 shares of our common  stock;
o    Of the shares cancelled, 16,500,000 shares were issued to Richard E.
     McDonald and 16,500,000 shares were issued to Marc Roup.
o    As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Marc Roup and Richard McDonald, a change in the voting control of our common stock occurred.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our common stock, or family members of such persons with an aggregate value in excess of $60,000. We are not a subsidiary of any company.

                                       47

Transactions with Promotors
On March 5, 2002, we entered into an agreement with Barry Gewin, our promoter, to provide us with the following consulting services:
o   Assistance with suppliers;
o   Marketing of our products;
o   Preparation of information regarding our business;
o   Assistance in locating and hiring management and sales personnel; and
o   General assistance in the development of our website content.

Our agreement with Barry Gewin is for a term of one year and terminates on March
5, 2003. In exchange for the services rendered to us by Barry Gewin, we issued
Barry Gewin 1,500,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock which we valued at $75,000.

On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to David
Wood for a price of $10,000 in a private transaction. On November 18, 2002,
Barry Gewin sold 150,000 shares of our common stock to David Mehalick for a price of $3,000 in a private transaction. Barry Gewin had a preexisting personal relationship with David Mehalick and David Wood. David Wood and David Mehalick
each represented that they were accredited and purchasing the shares for investment.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Barry Gewin, the holder of 850,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Barry Gewin agreed to subject his shares of our common stock to a lock up agreement. Barry Gewin agreed to sell the 850,000 shares of our common stock held by him only, as follows: a. For the first full calendar month, after we complete the acquisition of Better
Solutions, Inc., Barry Gewin is allowed to sell 250,000 shares of our common stock at his discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period, Barry Gewin is allowed to sell our common stock held by him at his discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better Solutions, Inc., Barry Gewin can sell the shares of our common stock as he deems fit pursuant to the agreement.

On March 5, 2002, we entered into an agreement with Tommi Ferguson, our promoter, to provide us with the following consulting services:
o   Locating web site development personnel;
o   Development of an incentive program for our customers;
o   Advertising of our products; and
o   Expansion of our product lines.

Our agreement with Tommi Ferguson is for a term of one year and terminates on
March 5, 2003. In exchange for the services rendered to us by Tommi Ferguson, we issued Tommi Ferguson 1,500,000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock which we valued at
$75,000.

On October 29, 2002, Tommi Ferguson sold 500,000 shares of her common stock to
David Wood for a price of $12,000 in a private transaction. On November 6, 2002,
Tommi Ferguson sold 250,000 shares of her common stock to David Mehalick for a price of $5,000 in a private transaction. Tommi Ferguson had a preexisting personal relationship with Barry Gewin and David Wood. David Wood and David
Mehalick each represented that they were accredited and purchasing the shares for investment.

As an inducement for the shareholders of Better Solutions, Inc. to enter into the agreement for us to acquire Better Solutions, Inc., on December 27, 2002,
Tommi Ferguson, the holder of 750,000 shares of our common stock, entered into an agreement with Better Solutions, Inc., whereby Tommi Ferguson agreed to subject her shares of our common stock to a lock up agreement. Tommi Ferguson agreed to sell the 750,000 shares of our common stock held by her only as follows: a. For the first full calendar month, after we complete the acquisition of Better Solutions, Inc., Tommi Ferguson is allowed to sell 250,000 shares of our common stock at her discretion. b. Beginning the period from the second month after we complete the acquisition of Better Solutions, Inc., and until the expiration of the sixth month, during each respective month of this period,
Tommi Ferguson shall be allowed to sell our common stock held by her at her discretion up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. c. After expiration of the sixth month after we complete the acquisition of Better
Solutions, Inc., Tommi Ferguson can sell the shares of our common stock as she deems fit pursuant to the agreement.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
There is no established public trading market for our securities. Management has not discussed market making with any market maker or broker-dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Currently, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol
("WHAI"). Our stock was approved for quotation on September 26, 2002; however, to date no shares have been traded in market transactions.

We currently have no shares of preferred stock outstanding.

There are 9,026,400 shares of our common stock held by non-affiliates and
31,819,000 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities. (Taking into account our two (2) share for one (1) share forward stock split effective on October 7,
2002).

SHARES ELIGIBLE FOR FUTURE SALE
The 3,487,400 shares being offered by our selling shareholders are freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

                                       48

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one (1) year, may be entitled to sell in the open market within any three (3) month period a number of shares of common stock that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under
Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us.
Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three (3) months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning ninety
(90) days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Options.
We have no shares of our common equity that are subject to outstanding options to purchase.

Penny Stock Considerations.
Our shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or
"accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.
Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks;

                                       49

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
As of February 26, 2003, we had 67 holders of record of our common stock. We have one class of common stock outstanding.

Dividends.
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

ITEM 21. EXECUTIVE COMPENSATION
The following Executive Compensation Chart highlights the terms of compensation for our Executives.
                           Summary Compensation Chart

                                     Annual Compensation                    Long-Term Compensation
                                 -------------------------------      ----------------------------------
                                                                      Restricted Stock   Options  L/TIP   All
Name & Position        Year      Salary ($)  Bonus ($)  Other ($)         Awards           ($)    ($)    Other
--------------------------------------------------------------------------------------------------------------
Marc D. Roup           2002       $187,500     0          0                 0               0      0
Chief Executive
Officer                2003       $187,500     0          0                 0               0      0

Richard E. McDonald    2002       $187,500     0          0                 0               0      0
President/Principal
Financial Officer/     2003       $187,500     0          0                 0               0      0
Principal Accounting
Officer/ Chairman of
the Board of Directors

We also pay annual key man life insurance premiums of $1,230 and $746 for our
Chief Executive Officer and Chairman of the Board of Directors, respectively. We also pay car lease payments on behalf of Marc D. Roup, our Chief Executive
Officer, in the amount of $871.88 monthly and car lease payments on behalf of
Richard E. McDonald, our President/Principal Financial Officer/Principal
Accounting Officer/Chairman of the Board of Directors, in the amount of
$1,170.09 monthly.

                                       50

ITEM 22. FINANCIAL STATEMENTS

                         World Health Alternatives, Inc.
                          (A Development Stage Company)

                                       51

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                November 30, 2002
                                   (Unaudited)

                  Assets

Current assets
  Cash                                                         $      97
                                                               ---------
Other assets:
  Web site                                                         4,130
                                                               ---------
                                                               $   4,227
                                                               =========

                  Liabilities and Stockholders' (Deficit)

Current liabilities
  Accounts payable                                             $   6,696
                                                               ---------
Stockholders' (deficit)
  Preferred Stock, $.0001 par value,
    100,000,000 shares authorized                                      -
  Common stock, $.0001 par value,
    200,000,000 shares authorized,
    51,487,400 shares issued and outstanding                       5,149
  Additional paid-in capital                                     209,572
  Deferred compensation                                          (37,500)
  (Deficit) accumulated during the development stage            (179,690)
                                                               ---------
                                                                  (2,469)
                                                               ---------
                                                               $   4,227
                                                               =========

                                      F-1
            See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                            Statements of Operations
            Three Months and Nine Months Ended November 30, 2002 and
         Period From Inception (February 13, 2002) to November 30, 2002
                                   (Unaudited)

                                            Three Months        Nine Months
                                               Ended               Ended          Inception to
                                          November 30, 2002  November 30, 2002  November 30, 2002
                                          -----------------  -----------------  -----------------

Revenue                                      $         -        $         -        $         -
                                             -----------        -----------        -----------

Operating Costs and Expenses:
  Non cash stock compensation                     37,500            112,500            114,910
  General and administrative                       8,380             48,574             64,780
                                             -----------        -----------        -----------
                                                  45,880            161,074            179,690
                                             -----------        -----------        -----------

Net (loss)                                   $   (45,880)       $  (161,074)       $  (179,690)
                                             ===========        ===========        ===========

Per Share Information - basic
   and fully diluted:

Weighted average common shares outstanding    51,487,400         51,487,400         50,898,127
                                             ===========        ===========        ===========

(Loss) per share                             $     (0.00)       $     (0.00)       $     (0.00)
                                             ===========        ===========        ===========

                                      F-2
             See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                     Nine Months Ended November 30, 2002 and
         Period From Inception (February 13, 2002) to November 30, 2002
                                   (Unaudited)

                                                     Nine Months
                                                       Ended              Inception to
                                                  November 30, 2002    November 30, 2002
                                                  -----------------    -----------------

Cash flows from operating activities:
  Net cash (used in) operating activities            $   (29,108)         $   (29,114)
                                                     -----------          -----------

Cash flows from investing activities:
  Net cash (used in) investing activities                 (1,150)              (1,150)
                                                     -----------          -----------

Cash flows from financing activities:
  Net cash provided by financing activities               29,311               30,361
                                                     -----------          -----------

Increase (decrease) in cash and cash equivalents            (947)                  97

Cash and cash equivalents, beginning of period             1,044                    -
                                                     -----------          -----------

Cash and cash equivalents, end of period             $        97          $        97
                                                     ===========          ===========

Supplemental cash flow information:
   Cash paid for interest                            $         -          $         -
                                                     ===========          ===========
   Cash paid for income taxes                        $         -          $         -
                                                     ===========          ===========

                                      F-3
             See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2002
                                   (Unaudited)

(1)  Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America
("GAAP") for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.
The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of February 28,
2002 and the period from inception to February 28, 2002 including notes thereto.

(2)  Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128,
"Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti dilutive.

(3)  Stockholders' (Deficit)

During October 2002 the Company affected a 2 for 1 forward stock split. All share and per share amounts have been restated to reflect this split.

During the period from March 1, 2002 through March 24, 2002 the Company issued
241,000 shares of common stock for cash aggregating $12,050 and collected receivables for stock issued aggregating $970.

During the nine months ended November 30, 2002 a shareholder directly paid certain obligations of the Company aggregating $14,000 for legal fees. This amount was contributed to the capital of the Company.

During the nine months ended November 30, 2002 shareholders contributed $16,291 in cash and $2,250 in services to the capital of the Company.

On March 5, 2002 the Company entered into two one year consulting agreements. As compensation the consultants received a total of 3,000,000 shares of common stock valued at the fair market value of the shares issued of $150,000. This amount will be classified as deferred compensation and charged to operations over the period in which the services are provided. Through November 30, 2002 the Company charged $112,500 to operations related to these services.

                                      F-4

(4)  Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. From inception to November 30, 2002, the Company incurred a net loss of
$179,690 and has no revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the
Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity financing for its operations and is seeking a merger with an operating entity. Failure to secure such financing, to raise additional capital or borrow additional funds or merge with an operating entity may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(5)  Subsequent Event

On January 2, 2003, the Company entered into an agreement that if completed will result in a change in control. The Company and certain shareholders and the shareholders of Better Solutions, Inc. entered into an agreement whereby the
Company agreed to acquire 100% of the issued and outstanding shares of the common stock of Better Solutions, Inc. in exchange for unissued shares of the
Company's common stock (the "Exchange Offer") so that Better Solutions, Inc.
will become a wholly owned subsidiary.

In connection with the Exchange Offer, the Agreement provides that certain of the Company's shareholders agreed to retire 47,500,000 shares of common stock held by them thereby reducing their holdings to 509,000 shares of the Company's common stock.

In exchange for all of the issued and outstanding shares of Better Solutions,
Inc.'s common stock, the Company agreed to issue 33,000,000 shares [which after issuance shall represent 90% of the Company's outstanding common stock] of common stock to the shareholders of Better Solutions, Inc. After the issuance of the 33,000,000 shares of common stock the Company will have approximately
36,987,400 shares of common stock outstanding.

                                      F-5

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
         Period From Inception (February 13, 2002) to February 28, 2002

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
World Health Alternatives, Inc.

We have audited the accompanying balance sheet of World Health Alternatives,
Inc. (A Development Stage Company) as of February 28, 2002, and the related statements of operations, stockholders' equity and cash flows for the period from inception (February 13, 2002) to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Health Alternatives, Inc.
(A Development Stage Company) as of February 28, 2002, and results of its operations and its cash flows for the period from inception (February 13, 2002)
to February 28, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 22, 2002, except for Note 5 as to which the date is October 7, 2002

                                      F-1

                      World Health Alternatives, Inc.
                       (A Development Stage Company)
                               Balance Sheet
                             February 28, 2002

                                   Assets

Current assets
  Cash                                                               $ 1,044
  Receivable for common shares issued                                    970
                                                                     --------
    Total current assets                                               2,014
                                                                     --------
Other assets:
  Web site                                                             3,800
                                                                     --------
                                                                     $ 5,814
                                                                     ========
                    Liabilities and Stockholders' Equity

Current liabilities
  Total current liabilities                                          $    -
                                                                     --------
Stockholders' equity
  Preferred stock, $.0001 par value,
   100,000,000 shares authorized                                          -
  Common stock, $.0001 par value, 200,000,000 shares authorized,
   48,246,400 shares issued and outstanding                            4,825
  Additional paid-in capital                                          19,605
  (Deficit) accumulated during the development stage                 (18,616)
                                                                     --------
                                                                       5,814
                                                                     --------
                                                                     $ 5,814
                                                                     ========

                                      F-2
            See the accompanying notes to the financial statements.

                            World Health Alternatives, Inc.
                             (A Development Stage Company)
                                Statement of Operations
            Period From Inception (February 13, 2002) to February 28, 2002

Revenue                                                             $       -
                                                                    -----------
Operating Costs and Expenses:
  Non cash stock compensation                                            2,410
  General and administrative                                            16,206
                                                                    -----------
                                                                        18,616
                                                                    -----------
Net (loss)                                                          $  (18,616)
                                                                    ===========
Per Share Information - basic and fully diluted:

Weighted average common shares outstanding                          48,246,400
                                                                    ===========
(Loss) per share                                                    $    (0.00)
                                                                    ===========

                                      F-3
            See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity
         Period From Inception (February 13, 2002) to February 28, 2002

                                                                                           (Deficit)
                                                                                          Accumulated
                                                                                           During the
                                                Common Stock             Additional       Development
                                            Shares        Amount       Paid in Capital      Stage         Total

Balance at inception                          -            $ -             $ -               $ -           $ -

Common shares issued for services
  at inception at $.00005 per share       48,206,000       2,410             -                 -          2,410
Common shares issued for cash
  at $.05 per share                           21,000           1          1,049                -          1,050
Common shares issued for receivable
  at $.05 per share                           19,400           1            969                -            970
Reclassification of Paid in Capital               -        2,413         (2,413)               -             -
Capital contribution by shareholder               -            -         20,000                -         20,000
Net (loss) for the period                         -            -             -            (18,616)      (18,616)
                                          -----------     -----------   -----------     -----------    -----------
Balance, February 28, 2002                48,246,400      $4,825       $ 19,605          $ (18,616)     $ 5,814
                                          ===========     ===========   ===========     ===========    ===========

                                      F-4
            See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
         Period From Inception (February 13, 2002) to February 28, 2002

Cash flows from operating activities:
Net (loss)                                                            $ (18,616)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Operating expenses paid by shareholder                                   16,200
Non cash stock compensation                                               2,410
                                                                       ---------
  Net cash (used in) operating activities                                    (6)
                                                                       ---------
Cash flows from investing activities:
  Net cash provided by (used in) investing activities                        -
                                                                       ---------
Cash flows from financing activities:
Common shares issued for cash                                             1,050
                                                                       ---------
  Net cash provided by financing activities                               1,050
                                                                       ---------
Increase in cash and cash equivalents                                     1,044

Cash and cash equivalents, beginning of period                               -
                                                                       ---------
Cash and cash equivalents, end of period                                $ 1,044
                                                                       =========

Supplemental cash flow information:
   Cash paid for interest                                                  $ -
                                                                       =========
   Cash paid for income taxes                                              $ -
                                                                       =========
Non cash investing and financing activities:
  Common shares issued for receivable                                     $ 970
                                                                       =========
  Non cash capital contribution                                        $ 20,000
                                                                       =========

                                      F-5
            See the accompanying notes to the financial statements.

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2002

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on February 13, 2002 in the State of Florida. The
Company is in the development stage and its intent is to conduct business as an internet based provider of vitamins, minerals, herbs, spices homeopathic and aromatherapy products. The Company has chosen February 28 as a year end and had no significant activity from inception to February 28, 2002.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128,
"Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                                      F-6

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2002

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109,
"Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Web Site Development Costs

The Company's web site will comprise multiple features and offerings. It is anticipated that the offerings will require future development and refinement.
In connection with the development of its site, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1
"Accounting for the Costs of Computer Software Developed or Obtained for
Internal Use". All other costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate in accordance with Statement of Position 98-1. The Company's web site will be amortized over its estimated useful life of 3 years.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS No.
123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25,
"Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed.
The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Recent Pronouncements

In December 1999, the Securities and Exchange Commission issued Bulletin No. 101
("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The implementation of SAB 101 did not have an impact on the Company's operating results.

                                      F-7

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2002

In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS
142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset
Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or
Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes
FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and
for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after
December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2. STOCKHOLDERS' EQUITY

At inception, the Company issued 48,206,000 shares of its common stock for services provided to the Company of which 48,000,000 were issued to officers and directors. These shares have been valued at $.00005 per share, which approximates the fair market value of the services provided. Accordingly, the Company has recorded a charge to operations of $2,410 during the period.

During February 2002 the Company issued 40,400 shares of common stock for cash aggregating $1,050 and a receivable of $970 pursuant to a private placement.
This receivable was paid during March 2002 and has been recorded as a current asset in the accompanying financial statements.

During February 2002 a shareholder directly paid certain obligations of the
Company aggregating $16,200 for legal fees and $3,800 for the development of the web site. These amounts were contributed to the capital of the Company.

Note 3. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                                       F-8

                         World Health Alternatives, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2002

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.
The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate              34%

         Effect of operating losses              (34)%
                                                 -----

As of February 28, 2002, the Company has a net operating loss carryforward. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2022. The deferred tax asset relating to the operating loss carryforward has been fully reserved at February 28, 2002.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to February 28, 2002, the
Company incurred a net loss of $18,616 . In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SUBSEQUENT EVENTS

During the period from March 1, 2002 through March 24, 2002 the Company issued
241,000 shares of common stock for cash aggregating $12,050.

On March 5, 2002 the Company entered into two one year consulting agreements. As compensation the consultants will receive a total of 3,000,000 shares of common stock which will be valued at the fair market value of the shares issued. This amount will be classified as deferred compensation and charged to operations over the period in which the services are provided.

During March 2002 a shareholder directly paid certain obligations of the Company aggregating $14,000 for legal fees. This amount was contributed to the capital of the Company.

On October 7, 2002, the Company effected a 2 for 1 forward stock split. All share and per share amounts have been restated to give effect to the split.

                                       F-9

                          BETTER SOLUTIONS INCORPORATED

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                TABLE OF CONTENTS

Independent Auditor's Report................................................. 1

Financial Statements:

     Balance Sheets at December 31, 2002 and 2001............................ 2

     Statements of Income for the years ended December 31, 2002 and 2001..... 3

     Statements of Changes in Shareholders' Equity for the years ended
     December 31, 2002 and 2001.............................................. 4

     Statements of Cash Flows for the years ended December 31, 2002 and 2001. 5

Notes to Financial Statements.............................................. 6-8

                               DaszkalBolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffery A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Better Solutions Incorporated

We have audited the accompanying balance sheets of Better Solutions Incorporated as of December 31, 2002 and 2001, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Better Solutions Incorporated at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                           /s/DASZKAL BOLTON LLP

Boca Raton, Florida
February 12, 2003

BETTER SOLUTIONS INCORPORATED
BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

                                                    2002                 2001
                                                 ----------          ----------
           ASSETS

Current assets:
    Cash and cash equivalents                    $   64,864          $    5,802
    Accounts receivable                             157,957             166,736
    Other current assets                                515               2,876
                                                 ----------          ----------
           Total current assets                     223,336             175,414
                                                 ----------          ----------
Property, plant and equipment, net                   43,360              16,379
                                                 ----------          ----------
           Total assets                          $  266,696          $  191,793
                                                 ==========          ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                             $   38,720          $    4,049
    Accrued liabilities                              40,222              87,012
    Income taxes payable                             27,000              33,737
                                                 ----------          ----------
           Total current liabilities                105,942             124,798
                                                 ----------          ----------
Shareholders' equity:
    Common stock, no par value per share;
      1,000,000 shares authorized, 20,000
      shares issued and outstanding                  15,858                 200
    Retained earnings                               144,896              66,795
                                                 ----------          ----------
           Total shareholders' equity               160,754              66,995
                                                 ----------          ----------
           Total liabilities
              and shareholders' equity           $  266,696          $  191,793
                                                 ==========          ==========

                 See accompanying notes to financial statements.

                                       -2-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                     2002                 2001
                                                 -----------         -----------

Sales                                            $ 2,796,911         $ 2,707,891

Cost of sales                                      1,781,865           1,638,882
                                                 -----------         -----------
Gross profit                                       1,015,046           1,069,009

Selling, marketing, warehouse
  and administrative expenses                        865,904             879,696
                                                 -----------         -----------
Operating income                                     149,142             189,313

Other income (expense):
     Interest expense                                (74,146)            (61,765)
     Interest income                                     588                 242
     Other income (expense)                            2,517               1,111
                                                 -----------         -----------
                                                     (71,041)            (60,412)
                                                 -----------         -----------
Net income before income tax                          78,101             128,901

Income tax                                               -                36,650
                                                 -----------         -----------

Net income                                       $    78,101         $    92,251
                                                 ===========         ===========

                 See accompanying notes to financial statements.

                                       -3-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                    Common Stock       Retained
                                  Shares    Amount     Earnings        Total
                                 -------   --------    ---------     ---------
Balance, December 31, 2000        20,000   $    200    $ 168,285     $ 168,485

Dividends                            -          -       (193,741)     (193,741)

Net income - December 31, 2001       -          -         92,251        92,251
                                 -------   --------    ---------     ---------

Balance, December 31, 2001        20,000        200       66,795        66,995

Capital contributions, net           -       15,658          -          15,658

Net income - December 31, 2002       -          -         78,101        78,101
                                 -------   --------    ---------     ---------

Balance, December 31, 2002        20,000   $ 15,858    $ 144,896     $ 160,754
                                 =======   ========    =========     =========

                 See accompanying notes to financial statements.

                                       -4-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                    2002                 2001
                                                 ----------          ----------

Cash flows from operating activities:
    Net income                                   $   78,101          $   92,251
    Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
       Depreciation of property, plant
        and equipment                                11,924               3,619
       (Increase) decrease in:
           Accounts receivable                        8,779               3,466
           Other current assets                       2,361               1,784
       Increase (decrease) in:
           Accounts payable                          34,671              (3,219)
           Accrued liabilities                      (46,790)             79,099
           Income taxes payable                      (6,737)             33,737
                                                 ----------          ----------
Net cash provided by operating activities            82,309             210,737
                                                 ----------          ----------
Cash flows from investing activities:
    Purchases of property, plant and equipment      (38,905)            (19,998)
                                                 ----------          ----------

Cash flows from financing activities:
    Shareholders contributions                       15,658                 -
    Dividends                                           -              (193,741)
    Loan proceeds, related party                     56,104                 -
    Loan repayment, related party                   (56,104)                -
                                                 ----------          ----------
Net cash provided by (used in)
  financing activities                               15,658            (193,741)
                                                 ----------          ----------
Net increase (decrease) in cash and
  cash equivalents                                   59,062              (3,002)
Cash and cash equivalents, beginning of year          5,802               8,804
                                                 ----------          ----------
Cash and cash equivalents, end of year           $   64,864             $ 5,802
                                                 ==========          ==========

Supplementary disclosure of cash activities:
--------------------------------------------
    Cash paid for interest                       $   74,146          $   61,765
                                                 ==========          ==========
    Cash paid for income taxes                   $    6,737          $    2,913
                                                 ==========          ==========

                 See accompanying notes to financial statements.

                                       -5-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Better Solutions Incorporated (the "Company") was incorporated in the state of
Pennsylvania on August 30, 2000 and is primarily involved in staffing medical personnel to hospitals and other healthcare related facilities. The Company places medical professionals, such as nurses, doctors, pharmacists and medical technicians, on either an hourly or permanent consulting basis and charges their clients a fee for this service.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of less than three months to be cash equivalents.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue on service contracts as services are performed.

Property, Plant and Equipment

Property, plant and equipment is carried at cost. Depreciation is computed using the straight-line method over the following estimated lives:

           Software                           3 years
           Computer equipment                 5 years
           Furniture and fixtures             7 years

Advertising

The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $26,184 and $41,482 during the years ended
December 31, 2002 and 2001, respectively. These amounts are included in selling, marketing, warehouse and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at December 31:

                                         2002            2001
                                   ---------------  ---------------

Computers and equipment            $        48,318  $        13,342
Software                                     3,929              -
Furniture and fixtures                       6,656            6,656
                                   ---------------  ---------------
                                            58,903           19,998
Less: accumulated depreciation             (15,543)          (3,619)
                                   ---------------  ---------------
                                   $        43,360  $        16,379
                                   ===============  ===============

                                       -6-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT, continued

Depreciation expense for the years ended December 31, 2002 and 2001 was approximately $11,924 and $3,619, respectively.

NOTE 4 - LEASE OBLIGATIONS

The Company leases premises, automobiles and operating equipment under operating lease agreements with unrelated parties. Future minimum rental commitments under these noncancellable operating leases are as follows:

                For the Year Ending December 31,
             -------------------------------------

                             2003                         $ 161,672
                             2004                            61,547
                             2005                             7,584
                             2006                               -
                             2007                               -
                                                                -
                Total minimum rental commitment           $ 230,803
                                                          =========

Rental expense of approximately $91,060 and $61,877 was incurred in connection with these leases in 2002 and 2001, respectively.

NOTE 5 - ACCOUNTS RECEIVABLE

Accounts receivable comprise the following at December 31, 2002, and December
31, 2001:

                                                  2002            2001
                                                ---------       ---------

         Receivables assigned to factor         $ 289,304       $ 200,286
         Advances to (from) factor               (276,816)       (179,368)
                                                 --------       ---------
         Amounts due from factor                   12,488          20,918
         Unfactored accounts receivable           145,469         145,818
                                                ---------       ---------
                                                $ 157,957       $ 166,736
                                                =========       =========

Pursuant to a factoring agreement, AmeriSource Funding, Inc. acts as the
Company's factor for the majority of its receivables, which are sold with recourse on a pre-approved basis. Fees for accounts receivables purchased by
AmeriSource Funding, Inc. includes a flat rate of 3.5% for the first 35 days an account is outstanding. An additional fee of 0.12% per day begins on the 36th day the account is outstanding. At December 31, 2002 and 2001, the factoring charge amounted to $69,814 and $58,959, respectively. The Company's obligations to AmeriSource Funding, Inc. are collateralized by substantially all of the
Company's assets and are guaranteed by the shareholders.

                                      -7-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -  INCOME TAXES

On January 1, 2002 the Company, with the consent of its shareholders, elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the accompanying financial statements.

For the year ended December 31, 2001 the Company incurred income taxes of
$36,650. This amount included approximately $27,000 of built in gains tax which will be paid with the Company's 2002 income tax return.

NOTE 7 - SALES CONCENTRATION

In 2002, one customer accounted for 10.8% of sales. In 2001, two customers accounted for 22.7% of sales.

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are accounts receivable and accounts payable. The approximate fair value of the accounts payable is based on its short-term nature.

NOTE 9 - SUBSEQUENT EVENTS

On December 27, 2002 the Company entered into an agreement with World Health
Alternatives, Inc. ("WHAI") and its shareholders to acquire all of the issued and outstanding shares of capital stock of the Company in exchange for approximately 90% of WHAI's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of the Company.

On January 8, 2003, the Company entered into a promissory note agreement with
PNC Bank providing for a $250,000 revolving line of credit. Under the terms of the agreement, the Company is required to pay a 6.25% per annum interest rate on any unpaid principal balance. The note is secured by the personal property of the shareholders.

                                      -8-

                        Pro Forma financial information

On December 27, 2002, World Health Alternatives, Inc. ("WHAI" or the
"Registrant"), executed an agreement with Better Solutions, Inc. ("BSI") and its shareholders, to acquire all of the issued and outstanding shares of common stock of BSI in exchange for 33,000,000 shares of WHAI's common stock. As a result of the common stock exchange, the two shareholders of BSI will acquire approximately 87% of the outstanding voting control stock of WHAI upon closing.

The following Pro Forma Combined Balance Sheet of the Registrant have been prepared by management of the Registrant based upon the balance sheets of BSI for the year ended December 31, 2002. The pro forma combined balance sheet as of
December 31, 2002 gives effect to the proposed share exchange as if it had occurred as of December 31, 2002.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies'
financial position or results of operations would actually have been had the proposed share exchange occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

                                                       WHAI
                                       Historical   Acquisition
                                          BSI       Adjustments    Pro Forma
                                           $            $              $
                                          (3)          (4)
ASSETS
   Current assets:
       Cash and cash equivalents          64,864           97 (1)      64,961
       Accounts receivable               157,957                      157,957
       Other current assets                  515        1,030 (1)       1,545

   Property, plant and equipment, net     43,360                       43,360
                                       ---------    -----------   -----------
       Total assets                      266,696        1,127 (2)     267,823
                                       =========    ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
       Accounts payable                   38,720        6,696 (1)     45,416
       Accrued liabilities                40,222                      40,222
       Income taxes payable               27,000                      27,000
   Shareholders' equity:
       Common stock,  no par value
         per share; 1,000,000 shares
         authorized, 20,000 shares
         issued and outstanding           15,858      (12,159)(1),(2)   3,699
       Additional paid in capital                       6,590 (1)       6,590
       Retained earnings                 144,896          -           144,896
                                       ---------    -----------   -----------
       Total liabilities and
        shareholder's equity             266,696        1,127 (2)    267,823
                                       =========    ===========   ===========

Note (1)   The adjustment to record the assets and liabilities acquired by BSI, the accounting acquirer
Note (2)   The Company issued 33,000,000 shares to the shareholders of BSI in exchange for 100% of their common stock
Note (3)   These numbers were obtained from the December 31, 2002 audited financial statements of Better Solutions, Inc.  ("BSI")
Note (4)   These numbers were obtained from the November 30, 2002 10-QSB filed by World Health Alternatives, Inc. ("WHAI")

--------------------------------------------------------------------------------

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE
On February 20, 2003, we changed our independent accountants from Stark Winter
Schenkein & Co., LLP to Daszkal Bolton, LLP. In connection with the change in our independent accountants, we filed a Form 8-K on February 26, 2003, reporting that: (a) we decided to dismiss Stark Winter Schenkein & Co., LLP as our independent accountants; (b) the financial statements reported on by Stark
Winter Schenkein & Co., LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the fiscal year, and the interim period through
February 26, 2003, except that the financial statements for the year ended
February 28, 2002 contained going concern qualifications; (c) the decision to change accountants was approved by our Board of Directors; (d) there were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past fiscal year and the interim period through February 20, 2003; (e) On February 20, 2003, we engaged
Daszkal Bolton LLP as our independent accountants; and (f) we did not consult with Daszkal Bolton LLP, our new independent accountants, regarding any matter prior to their engagement with us.

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS
Florida Law provides for indemnification of officers and directors as follows:

A corporation may indemnify any person who may be a party to any third party
(nonderivative) action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.
With respect to any criminal action or proceeding, to be indemnified, the person has to have had no reasonable cause to believe the conduct was unlawful. F.S.
607.0850(1).

A corporation may indemnify any person who may be a party to a derivative action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification may be made for any claim, issue or matter for which the person was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity. F.S. 607.08509(2).

Any indemnification made under these subsections, unless under a court determination, may be made only after a determination has met these standards of conduct. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. F.S. 607.0850(4).

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                                       52

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders have not and will not pay any offering expenses.

         ITEM                                   EXPENSE
         ----                                 -----------
         SEC Registration Fee                 $     24.06
         Legal Fees and Expenses              $ 27,700.00
         Accounting Fees and Expenses         $  2,300.00
         Miscellaneous*                       $    500.00
         ================================================
         Total*                               $ 30,524.06
* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
Effective October 7, 2002, we enacted a two (2) share for one (1) share forward stock split of our common stock. All share amounts listed below include shares of our common stock issued pursuant to our two (2) share for one (1) share forward stock split.

On February 14, 2002, we issued 40,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to our former
President/Chief Executive Officer/Chairman of the Board, Edward G. Siceloff, for
services rendered in connection with our corporate formation. We valued these shares at $.05 per share or $2,000,000.

On February 14, 2002, we issued 8,000,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to our former
Director, Joseph L. Prugh, for services rendered in connection with our corporate formation. We valued these shares at $.05 per share or $400,000.

On February 14, 2002, we issued 200,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Hamilton,
Lehrer & Dargan, P.A. for legal services rendered to us. We valued these shares at $.05 per share or $10,000.

On March 5, 2002, we issued 1,500,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Barry Gewin for rendering the following services to us from March 5, 2002 until March 5, 2003:
assistance with suppliers; marketing of our products; preparation of information regarding our business; hiring of key management and sales personnel; and
general assistance in the development of our website content. We valued these shares at $.05 per share of $75,000.

On March 5, 2002, we issued 1,500,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Tommi Ferguson for the following services rendered to us from March 5, 2002 until March 5,
2003: locating web site development personnel; development of an incentive program for the our customers; advertising of our products; and expansion of our product lines. We valued these shares at $.05 per share or $75,000.

On February 14, 2002, we issued 2000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Beadros Asare for Edgarizing services. We valued these shares at a price of $.05 per share or
$100.

                                       53

On February 14, 2002, we issued 2000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Cathy Hagen for
Edgarizing services. We valued these shares at a price of $.05 per share or
$100.

On February 14, 2002, we issued 2000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Kevin Steil for
Website Development Services. We valued these shares at a price of $.05 per share or $100.

On February 19, 2002, we sold 5000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to James G. Xilas for a price of $.05 per share or $250.

On February 21, 2002, we sold 1000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Vivian L. Malits for a price of $.05 per share or $50.

On February 21, 2002, we sold 20,000 (post October 7, 2002, two (2) share for one (1) share forward stock split) shares of our common stock to Rita S. Price for a price of $.05 per share or $1000.

On February 21, 2002, we sold 1000 (post October 7, 2002, two (2) share for one
(1) share forward stock split)shares of our common stock to Hubert P. Siceloff for a price of $.05 per share or $50.

On February 21, 2002, we sold 1000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Hubert P. Siceloff
Jr. for a price of $.05 per share or $50.

On February 25, 2002, we sold 6000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Linc Frye, for a price of $.05 per share or $300.

On February 25, 2002, we sold 2400 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Dell Ferguson for a price of $.05 per share or $120.

On February 26, 2002, we sold 2000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Clark B. Kinnison for a price of $.05 per share or $100.

On February 27, 2002, we sold 2000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Alice Jones for a price of $.05 per share or $100.

On March 4, 2002, we sold 8000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Rosemary Ferguson for a price of $.05 per share or $400.

On March 4, 2002, we sold 20,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Gary C. Law for a price of $.05 per share or $1000.

On March 4, 2002, we sold 4,000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to William E. Gewin for a price of $.05 per share or $200.

On March 5, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Phyllis Zaffaroni for a price of $.05 per share or $100.

                                       54

On March 5, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Raymond Hall for a price of $.05 per share or $200.

On March 5, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Jay F. Johnson for a price of $.05 per share or $100.

On March 5, 2002, we issued 4000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Richard Clayton at a price of $.05 per share or $200.

On March 5, 2002, we sold 20,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Nathan Zafran for a price of $.05 per share or $1000.

On March 6, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Brian M. Gewin for a price of $.05 per share or $100.

On March 7, 2002, we sold 8000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Debra M. White at a price of $.05 per share or $400.

On March 7, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Sandy L. Dell at a price of $.05 per share or $200.

On March 7, 2002, we sold 40,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Christopher R. Dell at a price of $.05 per share or $2000.

On March 11, 2002, we sold 8000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to David Wood for a price of $.05 per share or $400.

On March 11, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Clinton F. Walker at a price of $.05 per share or $200.

On March 11, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Juanita G. Davidson at a price of $.05 per share or $200.

On March 11, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Jason M. Baker at a price of $.05 per share or $200.

On March 11, 2002, we sold 6000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to our former director,
Joseph L. Prugh a price of $.05 per share or $300.

On March 11, 2002, we sold 40,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Thomas J. Martinis at a price of $.05 per share or $200.

On March 11, 2002, we sold 10,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Sharon J. Martincic at a price of $.05 per share or $500.

                                       55

On March 13, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Don Brown for a price of $.05 per share or $200.

On March 15, 2002, we sold 4000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Norma Jean Walston at a price of $.05 per share of $200.

On March 15, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Geoffrey M. Miller for a price of $.05 per share or $100.

On March 19, 2002, we sold 10,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Shannon Squyres at a price of $.05 per share or $500.

On March 19, 2002, we sold 10,000 (post October 7, 2002, two (2) share for one
(1) share forward stock split) shares of our common stock to Kurt Divich for a price of $.05 per share or $500.

On March 20, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Hassan El Gabri for a price of $.05 per share or $100.

On March 20, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Cara Jo Malinowski for a price of $.05 per share or $100.

On March 20, 2002, we sold 6000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to David E. Lincoln for a price of $.05 per share or $300.

On March 20, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to One Stop Financial
Group, Inc., a Florida corporation owned by Kenneth Easton, for a price of $.05 per share or $100.

On March 20, 2002, we sold 2000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Jan R. Steele for a price of $.05 per share or $100.

On March 24, 2002, we sold 3000 (post October 7, 2002, two (2) share for one (1)
share forward stock split) shares of our common stock to Edward G. Siceloff, our former President, for a price of $.05 per share or $150.

On December 31, 2002, we issued 500,000 shares of our common stock to Hamilton,
Lehrer and Dargan P.A. in exchange for legal services rendered to us. We valued these shares at $.05 per share or $25,000.

On December 31, 2002, we issued 500,000 shares of our common stock to David
Mehalick in exchange for services rendered to us. We valued these shares at $.05 per share or $25,000.

In connection with our acquisition of Better Solutions, Inc., Edward G.
Siceloff, our prior president and director, retired 39,500,000 of the 40,003,000 shares of our common stock held by him. After retiring these shares, Edward G.
Siceloff owned 503,000 shares of our common stock.

In connection with our acquisition of Better Solutions, Inc., Joseph L. Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him. After retiring these shares, Joseph L. Prugh owned 6,000 shares of our common stock.

Of the shares cancelled in connection with our acquisition of Better Solutions,
Inc., 16,500,000 shares were issued to Richard E. McDonald, our President,
Principal Financial Officer/ Principal Accounting Officer and Chairman of the
Board of Directors. We valued these shares at $.05 per share or $825,000.

Of the shares cancelled in connection with our acquisition of Better Solutions,
Inc., 16,500,000 shares were issued to Marc D. Roup, our Chief Executive Officer and a Director. We valued these shares at $.05 per share or $825,000.

                                       56

On February 24, 2003, we issued 1,750,000 shares to Chad E. Dillow in exchange for investor relations services by Mr. Dillow to us. We valued these shares at
$.05 per share or $87,500.

On February 27, 2003, we issued 858,000 shares to David Wood in exchange for services rendered to us. We valued these shares at $.05 per share or $42,900.

None of the above issuances involved underwriters, underwriting discounts, or commissions. We relied upon Sections 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D in offering these shares.

We believed these exemptions were available because:
o   We are not a blank check company;
o   Total sales did not exceed $1,000,000;
o   We filed a Form D, Notice of Sales, with the Securities and Exchange
    Commission;
o   Sales were not made by general solicitation or advertising;
o   All certificates had restrictive legends;
o   Sales were made to persons with a pre-existing relationship to the company, its officers and directors; and
o   Sales were made to investors who were either accredited investors or who represented that they were sophisticated enough to evaluate the risks of the investment.

                                       57

ITEM 27. EXHIBITS
-----------------------------------------------------------------------
3.1      Articles of Incorporation(1)
3.1(i)   Amendment to Articles of Incorporation(4)
3.2      Bylaws(1)
3.3      Agreement between us and Better Solutions(5)
3.4      Plan of Share Exchange/Articles of Share Exchange(10)
4.       Specimen Stock Certificate(1)
5.1      Opinion of Hamilton, Lehrer & Dargan, P.A.
10.1     Agreement with Barry Gewin(2)
10.2     Agreement with Tommi Ferguson(2)
10.3     Agreement with Global Health Trax, Inc(1)
10.4     Global Health Trax Correspondence dated April 25, 2002(2)
10.5     Agreement with EcoQuest International(3)
10.6     Agreement with Amerisource Funding, Inc.(10)
10.7     Agreement with C. Dillow & Company, Inc.(10)
10.8     Agreement with McGrow® Consulting(10)
10.9     Agreement with PNC Bank, N.A.(10)
10.10    Agreement with Media 1 Financial Group LLC and David Wood(10)
10.11    Agreement between Better Solutions, Inc. and Barry Gewin(10)
10.12    Agreement between Better Solutions, Inc. and Tommi Ferguson(10)
10.13    Real property Lease agreement between Penn Center Management
         Corporation and Better Solutions, Inc.(10)
10.14    Real Property Lease agreement between HQ Global Workplaces and us doing business as MedTech for Glades Road Center in Boca Raton,
         Florida.(10)
10.15    Real Property Lease agreement between HQ Global Workplaces and us doing business as MedTech for Cleveland Ohio, Bank One Center
         Offices(10)
10.16    Automobile Lease Agreement between Better Solutions, Inc. and GMAC(6)
10.17    Automobile Lease Agreement between Better Solutions, Inc. and BMW
         Financial Services(10)
10.18    Amended Agreement with David Wood and Media 1 Group, LLC
23.1     Consent of Stark Winter Schenkein & Co., LLP
23.2     Consent of DazskalBolton, LLP
99.1     Form 8-K (filed September 3, 2002)(5)
99.2     Form 8-K (filed September 30, 2002)(6)
99.3     Form 8-K (filed January 6, 2003)(7)
99.4     Form 8-K (filed February 26, 2003)(8) [disclosing our acquisition of
         Better Solutions, Inc.]
99.5     Form 8-K (filed February 26, 2003)(9) [disclosing our change in accountants]

(1) Denotes exhibits filed with our Registration Statement on Form SB-2 on March
28, 2002.
(2) Denotes exhibits filed with our Registration Statement on Form SB-2 on April
26, 2002.
(3) Denotes exhibits filed with our Registration Statement on Form SB-2 on May
24, 2002.
(4) Denotes exhibits filed with our Post Effective Amendment to our Registration
Statement on Form SB-2 on October 10, 2002.
(5) Denotes previously filed Form 8-K. On September 3, 2002, we filed a Form
8-K regarding Item 9 of Form 8-K, "Regulation FD Disclosure". Specifically, in
that Form 8-K, and in connection with the new legislation that requires our
Chief Executive Officer to certify periodic reports that contain financial statements, we attached as Exhibit 99.1 to the Form 8-K Current Report, the
Certification of Edward G. Siceloff, our former, Chief Executive Officer,
Chief Financial Officer, and Principal Accounting Officer. This Certification
pertained to our Form 10-QSB for the period ending May 31, 2002.

                                       58

(6) Denotes previously filed Form 8-K. On September 30, 2002, we filed a Form
8-K regarding Item 5 of Form 8-K, "Other Events and Regulation FD Disclosure"
and Item 7 of Form 8-K, "Financial Statements, Pro Forma Financial Information
and Exhibits". Specifically, in that Form 8-K, we disclosed under Item 5 that our common stock had been approved by the National Association of Securities
Dealers for quotation on the Over the Counter Bulletin Board under the symbol
"WHAI" and that our Board of Directors had unanimously approved a forward stock split. In addition, under Item 7, we filed as an exhibit, an amendment to our
Articles of Incorporation regarding the forward stock split.
(7) Denotes previously filed Form 8-K. On January 6, 2003, we filed a Form 8-K regarding Item 1 of Form 8-K, "Changes in Control". Specifically, in that Form
8-K , we disclosed under Item 1 that we had entered into an agreement to acquire
Better Solutions, Inc. The agreement was filed as an exhibit to the Form 8-K.
(8) Denotes previously filed Form 8-K. On February 26, 2003, we filed a Form 8-K regarding Item 1 of Form 8-K, "Changes in Control". Specifically, in that Form
8-K , we disclosed under Item 1 that we had acquired Better Solutions, Inc.
(9) Denotes previously filed Form 8-K. On February 26, 2003, we filed a Form 8-K regarding Item 4 of Form 8-K, "Changes in Registrant's Certifying Accountant".
Specifically, in that Form 8-K , we disclosed under Item 4 that on February 20,
2003, we changed accountants from Stark Winter Schenkein & Co., LLP to Daszkal
Bolton LLP.
(10) Denotes exhibits filed with our Post Effective Amendment 4 to our
Registration Statement on Form SB-2 on February 27, 2003.

ITEM 28. UNDERTAKINGS
The undersigned Registrant hereby undertakes:
1. To file, during any period in which it offers or sells securities, a post-effective amendment to their Registration Statement on Form SB-2 to:
     a. Include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the SB-2
Registration Statement and all amendments thereto. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(f) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       59

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of
Pittsburgh, Pennsylvania on March 3, 2003.

By: /s/ Marc D. Roup, Chief Executive Officer

(Signatures and Title)

In accordance with the requirements of the Securities Act of 1933, this
Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Marc D. Roup
Director
March 3, 2003

/s/ Richard E. McDonald
Director
March 3, 2003

                                       60